                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY
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                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      among


                        SYBRON INTERNATIONAL CORPORATION,
                               ORMCO CORPORATION,
                                KERR CORPORATION,
                      NALGE NUNC INTERNATIONAL CORPORATION,
                            ERIE SCIENTIFIC COMPANY,
                        BARNSTEAD THERMOLYNE CORPORATION,
                                   REMEL INC.


                               The Several Lenders
                        from Time to Time Parties Hereto


                             CHASE SECURITIES INC.,
                                   as Arranger


                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent



                            Dated as of July 29, 1999




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
                                TABLE OF CONTENTS

                                                                           Page
                                                                          ------
SECTION 1.  DEFINITIONS.......................................................2
           1.1  Defined Terms.................................................2
           1.2  Other Definitional Provisions................................24

SECTION 2.  AMOUNT AND TERMS OF LOANS........................................24
           2.1  Revolving Credit Commitments.................................24
           2.2  Revolving Credit Notes.......................................25
           2.3  Procedure for Revolving Credit Borrowing.....................26
           2.4  CAF Advances.................................................26
           2.5  Procedure for CAF Advance Borrowing..........................27
           2.6  CAF Advance Payments.........................................30
           2.7  CAF Advance Notes............................................30
           2.8  Certain Restrictions.........................................31
           2.9  Commitment Fees..............................................31
           2.10  Optional Termination or Reduction of Revolving Credit
                  Commitments................................................31
           2.11  Tranche A Term Loans........................................32
           2.12  Tranche A Term Notes; Repayment.............................32
           2.13  [Reserved]..................................................33
           2.14  Optional Prepayments........................................33
           2.15  Mandatory Prepayments and Commitment Reductions.............34
           2.16  Swing Line Commitments......................................35
           2.17  Conversion and Continuation Options.........................37
           2.18  Maximum Number of Tranches..................................38
           2.19  Interest Rates and Payment Dates............................38
           2.20  Computation of Interest and Fees............................39
           2.21  Inability to Determine Interest Rate........................39
           2.22  Pro Rata Treatment and Payments.............................39
           2.23  Illegality..................................................40
           2.24  Requirements of Law.........................................41
           2.25  Taxes.......................................................42
           2.26  Indemnity...................................................44
           2.27  Replacement of Lenders......................................44
           2.28  Additional Tranche A Term Loans.............................45
           2.29  Additional Tranche A Term Notes.............................45
           2.30  Tranche B Term Loans........................................45
           2.31  Procedure for Tranche B Term Loan Borrowing.................46
           2.32  Tranche B Term Notes........................................46

SECTION 3.  LETTERS OF CREDIT................................................48
           3.1  L/C Commitment...............................................48
           3.2  Procedure for Issuance of Letters of Credit..................48
           3.3  Fees, Commissions and Other Charges..........................49

           3.4  L/C Participations...........................................49
           3.5  Reimbursement Obligation of the Parent.......................50
           3.6  Obligations Absolute.........................................51
           3.7  Letter of Credit Payments....................................51
           3.8  Application..................................................51
           3.9  Currency Adjustments.........................................51

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................52
           4.1  Financial Condition..........................................52
           4.2  No Change....................................................53
           4.3  Corporate Existence; Compliance with Law.....................53
           4.4  Corporate Power; Authorization; Enforceable
                 Obligations.................................................53
           4.5  No Legal Bar.................................................53
           4.6  No Material Litigation.......................................54
           4.7  No Default...................................................54
           4.8  Ownership of Property; Liens.................................54
           4.9  Intellectual Property........................................54
           4.10  No Burdensome Restrictions..................................54
           4.11  Taxes.......................................................54
           4.12  Federal Regulations.........................................55
           4.13  ERISA.......................................................55
           4.14  Investment Company Act; Other Regulations...................55
           4.15  Subsidiaries................................................56
           4.16  Purpose of Loans............................................56
           4.17  Environmental Matters.......................................56
           4.18  Domestic Real Property......................................57
           4.19  Corporate Structure.........................................57
           4.20  Accuracy and Completeness of Information....................57
           4.21  Solvency....................................................57
           4.22  Labor Matters...............................................58
           4.23  Pledge Agreements; Subsidiary Guarantors....................58
           4.24  Representations and Warranties on Restatement
                  Effective Date.............................................58
           4.25  Year 2000 Matters...........................................58

SECTION 5.  CONDITIONS PRECEDENT.............................................59
           5.1  Conditions to Restatement Effective Date.....................59
           5.2  Conditions to Each Extension of Credit.......................61

SECTION 6.  AFFIRMATIVE COVENANTS............................................62
           6.1  Financial Statements.........................................62
           6.2  Certificates; Other Information..............................63
           6.3  Payment of Obligations.......................................64
           6.4  Conduct of Business and Maintenance of Existence.............64
           6.5  Maintenance of Property; Insurance...........................64
           6.6  Inspection of Property; Books and Records;
                 Discussions.................................................65
           6.7  Notices......................................................65

           6.8  Environmental Laws...........................................66
           6.9  Security Documents Delivered by New Subsidiaries.............66
           6.10  Foreign Counsel Opinions....................................66

SECTION 7.  NEGATIVE COVENANTS...............................................66
           7.1  Financial Condition Covenants................................66
           7.2  Limitation on Indebtedness...................................67
           7.3  Limitation on Liens..........................................68
           7.4  Limitation on Guarantee Obligations..........................70
           7.5  Limitations on Fundamental Changes...........................70
           7.6  Limitation on Sale of Assets.................................71
           7.7  Limitation on Leases.........................................71
           7.8  Limitation on Dividends......................................71
           7.9  [Reserved]...................................................72
           7.10  Limitation on Investments, Loans and Advances...............72
           7.11  Limitation on Optional Payments and Modifications
                  of Debt Instruments........................................73
           7.12  Limitation on Transactions with Affiliates..................73
           7.13  Limitation on Sales and Leasebacks..........................73
           7.14  Limitation on Changes in Fiscal Year........................73
           7.15  Limitation on Negative Pledge Clauses.......................73
           7.16  Limitation on Lines of Business.............................74
           7.17  Restrictions Affecting Subsidiaries.........................74
           7.18  Modification of Capitalization Documents....................74

SECTION 8.  EVENTS OF DEFAULT................................................74

SECTION 9.  GUARANTEE........................................................77
           9.1  Guarantee....................................................77
           9.2  No Subrogation...............................................78
           9.3  Amendments, etc., with respect to the Obligations............78
           9.4  Guarantee Absolute and Unconditional.........................78
           9.5  Reinstatement................................................79
           9.6  Payments.....................................................79

SECTION 10.  THE ADMINISTRATIVE AGENT; THE ARRANGER..........................80
           10.1  Appointment.................................................80
           10.2  Delegation of Duties........................................80
           10.3  Exculpatory Provisions......................................80
           10.4  Reliance by Administrative Agent............................80
           10.5  Notice of Default...........................................81
           10.6  Non-Reliance on Administrative Agent and Other
                  Lenders....................................................81
           10.7  Indemnification.............................................82
           10.8  Administrative Agent in Its Individual Capacity.............82
           10.9  Successor Administrative Agent..............................82
           10.10  The Arranger...............................................83

SECTION 11.  MISCELLANEOUS...................................................83
           11.1  Amendments and Waivers......................................83
           11.2  Notices.....................................................83
           11.3  No Waiver; Cumulative Remedies..............................85
           11.4  Survival of Representations and Warranties..................85
           11.5  Payment of Expenses and Taxes...............................85
           11.6  Successors and Assigns; Participations and Assignments......86
           11.7  Adjustments; Set-off........................................90
           11.8  Counterparts................................................90
           11.9  Severability................................................90
           11.10  Integration................................................91
           11.11  GOVERNING LAW..............................................91
           11.12  Submission To Jurisdiction; Waivers........................91
           11.13  Effect of Amendment and Restatement of the Existing
                   Credit Agreement..........................................91
           11.14  Acknowledgements...........................................92
           11.15  WAIVERS OF JURY TRIAL......................................92
           11.16  Parent as Agent of Subsidiary Borrowers....................92
           11.17  Confidentiality............................................92

ANNEXES

ANNEX A               Pricing Grid



SCHEDULES

SCHEDULE I            Commitments
SCHEDULE II           Existing Letters of Credit
SCHEDULE III          Sale Leaseback Agreements
SCHEDULE IV           Subsidiary Guarantors
SCHEDULE 4.10         Certain Requirements of Law and Contractual Obligations
SCHEDULE 4.15A        Subsidiaries
SCHEDULE 4.15B        Organizational Structure
SCHEDULE 4.18         Domestic Real Property
SCHEDULE 4.19         Certain Subsidiaries Not Owned Directly or Indirectly
                       by the Parent
SCHEDULE 5.1(f)       Certain Foreign Subsidiaries to Deliver Corporate
                       Proceedings
SCHEDULE 7.2(e)       Indebtedness
SCHEDULE 7.3(f)       Existing Liens
SCHEDULE 7.4(a)       Existing Guarantee Obligations



EXHIBITS

EXHIBIT A             Form of Revolving Credit Note
EXHIBIT B-1           Form of Tranche A Term Credit Note
EXHIBIT B-2           Form of Additional Tranche A Term Note
EXHIBIT B-3           Form of Tranche B Term Note
EXHIBIT C             Form of Swing Line Note
EXHIBIT D             Form of Fourth Amended and Restated Parent Pledge
                       Agreement
EXHIBIT E             Form of Fourth Amended and Restated Subsidiaries Guarantee
EXHIBIT F             Form of Fourth Amended and Restated Subsidiaries Pledge
                       Agreement
EXHIBIT G             Form of Borrowing Certificate
EXHIBIT H             Form of Opinion of Quarles & Brady
EXHIBIT I             Form of Assignment and Acceptance
EXHIBIT J             Form of CAF Advance Confirmation
EXHIBIT K             Form of CAF Advance Offer
EXHIBIT L             Form of CAF Advance Request
EXHIBIT M             Form of CAF Advance Note

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 29, 1999 (as the same may be amended, supplemented or modified from time to time, this "Agreement"), among Sybron International Corporation, a Wisconsin corporation (the "Parent"), Ormco Corporation, a Delaware corporation ("Ormco"), Kerr Corporation, a Delaware corporation ("Kerr"), Nalge Nunc International Corporation, a Delaware corporation ("NNI"), Erie Scientific Company, a Delaware corporation ("Erie"), Barnstead Thermolyne Corporation, a Delaware corporation ("Barnstead"), Remel Inc., a Wisconsin corporation ("Remel"; Ormco, Kerr, NNI, Erie, Barnstead and Remel are collectively referred to herein as the "Subsidiary Borrowers" and together with the Parent, the "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), Chase Securities Inc., as Arranger (in such capacity, the "Arranger") and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H :


                  WHEREAS, pursuant to the Second Amended and Restated Credit Agreement, dated as of April 25, 1997 (as amended, supplemented or otherwise modified prior to the date hereof, including by the First Amendment, dated as of July 1, 1998, and the Second Amendment, dated as of August 13, 1998, the "Existing Credit Agreement"), among certain Borrowers, the Lenders, the Arranger and the Administrative Agent, the Lenders parties thereto have agreed to extend credit to the Borrowers;

                  WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated as hereinafter provided to, inter alia, extend new Tranche B Term Loans (as defined hereinafter) to the Borrowers;

                  WHEREAS, the Borrowers will use the credit facility made available hereby (a) to repay Revolving Credit Loans outstanding under the Existing Credit Agreement (but not reduce Revolving Credit Commitments) and continue as outstanding other indebtedness of the Borrowers under the Existing Credit Agreement and (b) to finance the working capital and general corporate needs, including acquisitions, of the Parent and the Subsidiary Borrowers; and

                  WHEREAS, the Lenders are willing to extend credit to the Borrowers on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree that, on the Restatement Effective Date, the Existing Credit Agreement will be amended and restated in its entirety as follows:



                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by Chase from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Chase from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Accounting Changes": as defined in the definition of "GAAP" in subsection 1.1 of this Agreement.

                  "Additional Tranche A Term Loans": as defined in subsection 2.28.

                                                                               3
                  "Additional Tranche A Term Loan Commitment": with respect to each Lender, the amount set forth under the heading "Additional Tranche A Term Loan Commitment" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement.

                  "Additional Tranche A Term Loan Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Additional Tranche A Term Loan Commitment then constitutes of the Aggregate Additional Tranche A Term Loan Commitment.

                  "Additional Tranche A Term Notes": as defined in subsection 2.29.

                  "Administrative Agent": as defined in the preamble to this Agreement.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 15% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Additional Tranche A Term Loan Commitment": an amount equal to $97,163,014, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                  "Aggregate Commitment": an amount equal to (a) prior to the Restatement Effective Date, the sum of the aggregate principal amount of the TA Loans outstanding, the Tranche B Term Loan Commitment and the Aggregate Revolving Credit Commitment, and (b) following the Restatement Effective Date, the sum of (i) the aggregate principal amount of the Term Loans outstanding and (ii) the Aggregate Revolving Credit Commitment (or if the Aggregate Revolving Credit Commitment has been terminated, an amount equal to the Aggregate Outstanding Revolving Extensions of Credit of each Lender).

                  "Aggregate Outstanding Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of
         (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding, (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, and (c) for all purposes other than the calculation of the commitment fees pursuant to subsection 2.9, such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of all (i) CAF Advances then outstanding and
         (ii) Swing Line Loans then outstanding.

                  "Aggregate Revolving Credit Commitment": an amount equal to $600,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                  "Aggregate Tranche A Term Loan Commitment": an amount equal to $173,678,889, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                  "Aggregate Tranche B Term Loan Commitment": an amount equal to $300,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                  "Agreement": as defined in the preamble hereto.

                  "Applicable Level": as of any day, Level 1, Level 2, Level 3 or Level 4 as set forth below, whichever is applicable on such day, with each new Level to take effect when the Parent delivers (i) in the case of the first three fiscal quarters of the Parent in any fiscal year, the certificate of a Responsible Officer required by subsection 6.2(d) indicating the Parent's Leverage Ratio for the period of four full fiscal quarters of the Parent ending on the last day of such quarter and the quarterly financial statements of the Parent and its consolidated Subsidiaries for such quarter pursuant to subsection 6.1(b) and (ii) in the case of the last fiscal quarter of the Parent in any fiscal year, the certificate of a Responsible Officer required by subsection 6.2(d) indicating the Parent's Leverage Ratio for the period of four full fiscal quarters of the Parent ending on the last day of such quarter and the financial statements of the Parent and its consolidated Subsidiaries pursuant to subsection 6.1(a) (provided that in no event shall a change in the Applicable Level become effective earlier than 30 days after the last day of such period of four full fiscal quarters of the Parent):

                                        Leverage Ratio

                      Level 1           Less than or equal to
                                        2.0 to 1.0

                      Level 2           Less than or Equal to
                                        2.50 but Greater than
                                        2.00 to 1

                      Level 3           Less than or Equal to
                                        3.25 but Greater than
                                        2.50 to 1

                      Level 4           Greater than 3.25 to
                                        1.0
         provided, however, that, (x) in the event that the financial statements required to be delivered pursuant to subsection 6.1(a) or 6.1(b) or the certificate required by subsection 6.2(d) are not delivered when due, then during the period from the date upon which such financial statements and certificate were required to be delivered until the date upon which they actually are delivered, the Applicable Level shall be deemed to be Level 4 and (y) in the event that the financial statements required to be delivered pursuant to subsection 6.1(a), when delivered pursuant to such subsection, indicate an Applicable Level that is lower or higher than the Applicable Level determined in accordance with the Responsible Officer's certificate delivered following the period of four full fiscal quarters of the Parent immediately preceding such day, then the Applicable Level shall be deemed to have been the Level determined in accordance with such financial statements for the period from the date of delivery of such Responsible Officer's certificate until the date of delivery of such financial statements and, thereafter until the next determination of an Applicable Level, shall be the Applicable Level determined in accordance with such financial statements.

                  "Applicable Margin":  as set forth on Annex A attached hereto.

                  "Application": an application, in the Issuing Bank's then customary form as the Issuing Bank may promulgate from time to time, requesting the Issuing Bank to open a Letter of Credit.

                  "Asset Disposition": the sale, sale leaseback, exchange or similar disposition (including by means of a merger, consolidation or amalgamation) of any property, business or assets of the Parent or its Subsidiaries (other than such dispositions set forth in subsections 7.6(a) through 7.6(d)) to any Person or Persons other than the Parent or any of its Subsidiaries.

                  "Assignee": as defined in subsection 11.6(c).

                  "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) such Lender's Aggregate Outstanding Revolving Extensions of Credit.

                  "Barnstead": as defined in the preamble to this Agreement.

                  "Base CD Rate": as defined in the definition of ABR.

                  "Borrowers": the collective reference to the Parent and the Subsidiary Borrowers.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 2.5(a), 2.16, 2.31 or 3.2 as a date on which the Parent either on behalf of itself or any of the Subsidiary Borrowers requests (a) the Lenders to make Loans or CAF Advances, as the case may be, hereunder and/or (b) the Issuing Bank to issue a Letter of Credit hereunder.

                  "Business":  as defined in subsection 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a Eurodollar Rate CAF Advance, such day shall also be a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                  "CAF Advance": each CAF Advance made pursuant to subsection
         2.4.

                  "CAF Advance Availability Period": the period from and including the Restatement Effective Date to and including the date which is 7 days prior to the Termination Date.

                  "CAF Advance Confirmation": each confirmation by the Parent, on behalf of itself or any other Revolving Credit Borrower, of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit J and shall be delivered to the Administrative Agent by facsimile transmission.

                  "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified for such CAF Advance in the related CAF Advance Request.

                  "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the Parent, on behalf of itself or any other Revolving Credit Borrower, as the case may be, pursuant to paragraph 2.5(d)(ii) in its acceptance of the related CAF Advance Offer.

                  "CAF Advance Note": as defined in subsection 2.7.

                  "CAF Advance Offer": each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit K and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

                  "CAF Advance Request": each request by the Parent, on behalf of itself or any other Revolving Credit Borrower, for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit L and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                  "Capital Expenditure": for any period, the amount equal to the sum (without duplication) of all expenditures (by the expenditure of cash or the incurrence of Indebtedness) made by the Parent and its Subsidiaries during such period in respect of the purchase or other acquisition or improvement of any fixed or capital asset and any other amounts which would, in accordance with GAAP, be set forth as capital expenditures on the consolidated statement of cash flows of the Parent and its Subsidiaries for such period.

                  "Capitalization Documents": the collective reference to (a) the articles or certificate of incorporation and by-laws and other organizational or governing documents of each of the Parent and its Subsidiaries and (b) the certificates of designation and other agreements governing the issuance of or setting forth the terms of any Capital Stock issued or to be issued by the Parent or any of its Subsidiaries.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (b) securities issued or directly and fully guaranteed or insured by any state of the United States of America or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's, (c) time deposits and certificates of deposit of any domestic commercial bank having capital and surplus in excess of $300,000,000 having maturities of not more than twelve months from the date of acquisition, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b), and (c) entered into with any bank meeting the qualifications specified in clause (c) above and (e) commercial paper rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's or any short term, money market type obligations of a corporation, the commercial paper of which has the above-specified rating, in either case maturing within twelve months after the date of acquisition.

                  "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commercial Letter of Credit": as defined in subsection 3.1.

                  "Commitment Percentage": as to any Lender at any time, such Lender's Tranche A Term Loan Commitment Percentage, Additional Tranche A Term Loan Commitment Percentage, Tranche B Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as the context may require.

                  "Commitments": the collective reference to the Tranche A Term Loan Commitments, the Additional Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments and the Revolving Credit Commitments; each as the context may require, a "Commitment".

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Parent or any of the Subsidiary Borrowers within the meaning of Section 4001 of ERISA or is part of a group which includes the Parent or any of the Subsidiary Borrowers and which is treated as a single employer under Section 414 of the Code.

                  "Consolidated Adjusted Operating Profit": for any period, Consolidated Net Income for such period before deduction of any applicable income taxes and excluding (i) any extraordinary items of gain or loss and (ii) gain or loss from discontinued operations (classified under GAAP), plus Consolidated Interest Expense for such period, plus depreciation and amortization expenses for such period, to the extent the same are deducted from net revenues in determining Consolidated Net Income for such period.

                  "Consolidated Funded Indebtedness": as of the date of determination, all Indebtedness of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date including, in any event, the Loans.

                  "Consolidated Interest Expense": for any period, the amount of interest expense, both expensed and capitalized, of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Lease Expense": for any period, the aggregate rental obligations of the Parent and its Subsidiaries determined on a consolidated basis payable in respect of such period under leases of real and/or personal property (net of income from sub-leases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of the Parent and its Subsidiaries or in the notes thereto, excluding, however, obligations under Financing Leases.

                  "Consolidated Net Income": for any period, net income of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Parent and its Subsidiaries at such date.

                  "Consolidated Senior Debt": as of the date of determination, the sum of (a) all Indebtedness of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (including the Loans) minus (b) the aggregate principal amount of all outstanding Subordinated Indebtedness and all outstanding Permitted Indebtedness.

                  "Continuing Directors": as defined in Section 8(k).

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Controlled Foreign Corporation": a "controlled foreign corporation" within the meaning of Section 956(c) of the Code.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Parent organized under the laws of any jurisdiction within the United States of America.

                  "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment, as now or may at any time hereafter be in effect.

                  "Erie": as defined in the preamble to this Agreement.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                           Eurodollar Base Rate
                  -----------------------------------------
                  1.00 -  Eurocurrency Reserve Requirements

                  "Eurodollar Rate CAF Advance": any CAF Advance made pursuant to a Eurodollar Rate CAF Advance Request.

                  "Eurodollar Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the Eurodollar Rate plus (or minus) a margin.

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excepted Indebtedness": the Indebtedness of the Parent or any of its Subsidiaries permitted to exist pursuant to subsection 7.2 (other than subsection 7.2(h) thereof).

                  "Existing Credit Agreement": as defined in the recitals hereto.

                  "Existing Letters of Credit": the collective reference to the outstanding letters of credit originally issued for the account of any of the Borrowers pursuant to the terms of the Existing Credit Agreement as more specifically described on Schedule II hereto.

                  "Federal Funds Effective Rate": as defined in the definition of ABR.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

                  "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the Eurodollar Rate plus (or minus) a margin).

                  "Foreign Currency": any currency, other than Dollars, which may be requested by the Parent and which is available to Chase in the ordinary course of business, in which a Letter of Credit may be denominated.

                  "Foreign Lender": as defined in subsection 2.25.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange

         Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Parent and its consolidated Subsidiaries as of the date of determination except that for purposes of subsection 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in subsection 4.1. In the event that any Accounting Changes (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Parent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Parent and its consolidated Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the parties thereto, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Parent in good faith.

                  "Guarantees": the collective reference to the Parent Guarantee and the Subsidiaries Guarantee.

                  "Guarantors": the collective reference to the Subsidiary Guarantors and the Parent.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations and liabilities of such Person in connection with Interest Rate Agreements and foreign exchange contracts and (f) all liabilities secured by any Lien on any property owned by such Person (but only to the extent of the value of the property so securing such liability) even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in subsection 4.9.

                  "Interest Coverage Ratio": for any period of determination, the ratio of Consolidated Adjusted Operating Profit less Capital Expenditures for such period to Consolidated Interest Expense for such period.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the date of the final principal payment in respect thereof, as applicable, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:

                           (a) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Parent in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (b) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Parent by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period in respect of Revolving
                  Credit Loans that would otherwise extend beyond the Termination Date shall end on the Termination Date, and any Interest Period in respect of any of the Term Loans that would otherwise extend beyond the date final payment is due on such Term Loans shall end on such due date;

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Parent shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which the Parent or any of its Subsidiaries is a party or a beneficiary.

                  "Issuing Bank": Chase, in its capacity as issuer of any Letter of Credit (including, without limitation, any Existing Letter of Credit).

                  "Kerr": as defined in the preamble to this Agreement.

                  "L/C Commitment": $75,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit (including, without limitation, any Existing Letters of Credit) and (b) the aggregate amount of drawings under Letters of Credit (including, without limitation, any Existing Letters of Credit) which have not then been reimbursed pursuant to subsection 3.5.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Bank.

                  "Lenders": as defined in the preamble to this Agreement.

                  "Lesser Swing Line Loans": as defined in subsection 2.11(c).

                  "Letters of Credit": as defined in subsection 3.1(a).

                  "Leverage Ratio": on the date of any determination thereof, the ratio of Consolidated Funded Indebtedness on such date to Consolidated Adjusted Operating Profit for the four full fiscal quarters ending on such date; provided that for purposes of calculating Consolidated Adjusted Operating Profit for any period of four full fiscal quarters, the Consolidated Adjusted Operating Profit of any Person acquired during such period shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are immediately realizable as of the date of such acquisition). For purposes of this calculation, Consolidated Adjusted Operating Profit of any such Person acquired during such period shall be derived from a certificate, in form and substance satisfactory to the Administrative Agent, of a duly authorized financial officer of the Parent setting forth such Consolidated Adjusted Operating Profit.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan (including any CAF Advance) made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Notes, the Parent Guarantee, the Subsidiaries Guarantee, the Security Documents and the Applications.

                  "Loan Parties": the Parent, the Subsidiary Borrowers and each other Subsidiary of the Parent which is a party to a Loan Document.

                  "Majority Lenders": at any time, shall mean the holders of more than 50% of the Aggregate Commitment in effect at such time.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's": Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NNI": as defined in the preamble to this Agreement.

                  "Net Proceeds": (a) with respect to any Asset Disposition, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Disposition minus the sum of (i) the reasonable fees (including, without limitation, reasonable attorneys' fees), commissions and other out-of-pocket expenses (as evidenced by supporting documentation provided to the Administrative Agent) incurred by the Parent or any Subsidiary in connection with such Asset Disposition and (ii) federal, state and local taxes incurred in connection with such sale, whether payable at such time or thereafter; or

                  (b) with respect to the incurrence of any Indebtedness by the Parent or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash in connection with such incurrence minus the reasonable fees (including, without limitation, reasonable attorneys' fees), commissions and other out-of-pocket expenses (as evidenced by supporting documentation provided to the Administrative Agent) incurred by the Parent or such Subsidiary in connection with such incurrence of Indebtedness.

                  "Non-Excluded Taxes":  as defined in subsection 2.25.

                  "Notes": the collective reference to the Revolving Credit Notes, the CAF Advance Notes, the Swing Line Notes, the Tranche A Term Notes, the Additional Tranche A Term Notes and the Tranche B Term Notes.

                  "Nunc": collectively, Nunc Inc., a Delaware corporation, Nunc GmbH, a German company, and Nunc AS, a Danish company.

                  "Nunc Acquisition": the acquisition of all of the Capital Stock of Nunc.

                  "Nunc Acquisition Indebtedness": the promissory notes issued by Nunc Holding AS, a Danish company, and by Sybron Deutschland GmbH, a German company, to the Parent or it Subsidiaries in connection with the Nunc Acquisition.

                  "Obligations": (a) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent or any of the Subsidiary Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Loan Parties (other than the Parent) to the Administrative Agent or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders) or otherwise and (b) all obligations of the Borrowers to any Lender or an Affiliate of any Lender under or in connection with any Interest Rate Agreement or foreign exchange contract.

                  "Ormco": as defined in the preamble to this Agreement.

                  "Parent": as defined in the preamble to this Agreement.

                  "Parent Guarantee": the guarantee obligations of the Parent set forth in Section 9.

                  "Parent Pledge Agreement": the Fourth Amended and Restated Parent Pledge Agreement to be executed and delivered by the Parent, substantially in the form of Exhibit D to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Participant":  as defined in subsection 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

                  "Permitted Indebtedness": any unsecured Indebtedness of the Parent or any of its Subsidiaries (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Tranche B Termination Date, and the payment of the principal of and any interest on which and other obligations of the Parent and the Subsidiary Borrowers in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of the Parent and the Subsidiary Borrowers to the Administrative Agent and the Lenders hereunder on terms and conditions first approved (such approval not to be unreasonably withheld) in writing by the Administrative Agent and (b) otherwise containing terms, covenants and conditions reasonably satisfactory in form and substance to the Administrative Agent, as evidenced by its prior written approval.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Parent, any of the Subsidiary Borrowers or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements": the collective reference to the Parent Pledge Agreement, the Subsidiaries Pledge Agreement and any other pledge or similar agreement delivered on or after the date hereof granting a security interest in the stock (or other indicia of ownership interest) of any Subsidiary of the Parent which is a Controlled Foreign Corporation.

                  "Pledged Assets": the notes, capital stock and other assets listed on the Schedules to the Pledge Agreements.

                  "Pledge Guidelines": the Parent and its Subsidiaries shall pledge to the Administrative Agent for the benefit of the Lenders (i) all promissory notes evidencing the Nunc Acquisition Indebtedness and
         (ii) all shares of Capital Stock or other equity interests owned directly by the Parent or any Domestic Subsidiary of the Parent in (a) any Domestic Subsidiary of the Parent and (b) any Controlled Foreign Corporation of the Parent (provided that (I) not more than 65% of the Capital Stock of any Controlled Foreign Corporation shall be pledged to the Administrative Agent and (II) the Parent shall not pledge its shares of Nunc U.K. Limited ("Nunc U.K."), an English company, to the Administrative Agent, but Nunc U.K. shall pledge its shares of Sybron Holdings A/S, a Danish company, to the Administrative Agent), other than, in the case of clauses (a) and (b), a Specified Entity.

                  "Prime Rate":  as defined in the definition of ABR.

                  "Properties":  as defined in subsection 4.17(a).

                  "Refinancing":  as defined in the recitals to this Agreement.

                  "Refunded Swing Line Loans":  as defined in subsection
         2.11(c).

                  "Register":  as defined in subsection 11.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reimbursement Obligation": the obligation of any Borrower to reimburse the Issuing Bank pursuant to subsection 3.5 for amounts drawn under Letters of Credit issued for the account of such Borrower (including, without limitation, Existing Letters of Credit).

                  "Related Fund": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Remel":  as defined in the preamble to this Agreement.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, the president or any vice president of the Parent or, with respect to financial matters, the chief financial officer, the treasurer or assistant treasurer of the Parent.

                  "Restatement Effective Date": the date on which the conditions precedent set forth in subsection 5.1 shall have been satisfied.

                  "Restricted Payment Allowance": at any time of determination, an amount equal to $50,000,000 less the amount of Restricted Payments made on or subsequent to June 30, 1995, provided, however, that such amount shall be increased on each date when financial statements are delivered to each Lender pursuant to subsection 6.1(a) or 6.1(b), as the case may be, by an amount equal to 50% of Consolidated Net Income for the fiscal quarter ending immediately preceding each such date, commencing with the fiscal quarter ending September 30, 1995, and, provided, further, that such amount shall not be decreased at any time of determination as a result of Consolidated Net Income being less than zero for the immediately preceding fiscal quarter.

                  "Restricted Payments":  as defined in subsection 7.8.

                  "Revolving Credit Borrowers": collectively, the Parent, Kerr and NNI.

                  "Revolving Credit Commitment": as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to (a) make Revolving Credit Loans to the Revolving Credit Borrowers, (b) issue and/or participate in Letters of Credit (including, without limitation, Existing Letters of Credit) issued on behalf of the Parent and (c) participate in Swing Line Loans made to the Parent, in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth under the heading "Revolving Credit Commitments" opposite such Revolving Credit Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement.

                  "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender at any time, the percentage which such Revolving Credit Lender's Revolving Credit Commitment then constitutes of the Aggregate Revolving Credit Commitment.

                  "Revolving Credit Commitment Period": the period from and including the Restatement Effective Date to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Lender": each Lender having a Revolving Credit Commitment or holding Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in subsection 2.1.

                  "Revolving Credit Note": as defined in subsection 2.2.

                  "S&P": Standard & Poor's Ratings Group.

                  "Sale Leaseback Agreement": the collective reference to the various sale leaseback agreements, each dated as of December 22, 1988, which agreements are more particularly described on Schedule III hereto.

                  "Security Documents": the collective reference to the Pledge Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of any Borrower hereunder, under any Note and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "Senior Debt Ratio": on the date of any determination thereof, the ratio of Consolidated Senior Debt on such date to Consolidated Adjusted Operating Profit for the four full fiscal quarters ending on such date; provided that for purposes of calculating Consolidated Adjusted Operating Profit for any period of four full fiscal quarters, the Consolidated Adjusted Operating Profit of any Person acquired during such period shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are immediately realizable as of the date of such acquisition). For purposes of this calculation, Consolidated Adjusted Operating Profit of any such Person acquired during such period shall be derived from a certificate, in form and substance satisfactory to the Administrative Agent, of a duly authorized financial officer of the Parent setting forth such Consolidated Adjusted Operating Profit.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Smaller Sale": any Asset Disposition (whether made pursuant to a single transaction or series of related transactions) having Net Proceeds of less than $20,000,000.

                  "Specified Acquisition": any acquisition by the Parent or a Wholly Owned Subsidiary of the Parent of all of the Capital Stock or substantially all of the assets of any

         Person having Consolidated Adjusted Operating Profit in excess of $10,000,000 for the period of four consecutive fiscal quarters preceding the date of such acquisition.

                  "Specified Entity": any Subsidiary of the Parent (a) that owns less than $1,000,000 in assets, (b) is inactive or (c) is in the process of liquidation.

                  "Standby Letter of Credit": as defined in subsection 3.1.

                  "Subordinated Indebtedness": any unsecured Indebtedness of the Parent or any of its Subsidiaries (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Tranche B Termination Date, and the payment of the principal of and any interest on which and other obligations of the Parent and the Subsidiary Borrowers in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of the Parent and the Subsidiary Borrowers to the Agent and the Lenders hereunder on terms and conditions first approved in writing by the Majority Lenders and (b) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Majority Lenders, as evidenced by their prior written approval thereof.

                  "Subsidiaries Guarantee": the Fourth Amended and Restated Subsidiaries Guarantee to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit E to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Pledge Agreement": the Fourth Amended and Restated Subsidiaries Pledge Agreement, substantially in the form of Exhibit F to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

                  "Subsidiary Borrowers": as defined in the preamble to this Agreement.

                  "Subsidiary Guarantors": the Subsidiaries of the Parent listed as such on Schedule IV hereto together with any new Subsidiaries which execute a Subsidiary Guarantee subsequent to the Restatement Effective Date.

                  "Swing Line Loan": as defined in subsection 2.16(a).

                  "Swing Line Note": as defined in subsection 2.16(b).

                  "TA Loan": the collective reference to the Tranche A Term Loans and the Additional Tranche A Term Loans.

                  "Termination Date": July 31, 2002.

                  "Term Loan": the collective reference to the Tranche A Term Loans, the Additional Tranche A Term Loans and the Tranche B Term Loans.

                  "Term Note": the collective reference to the Tranche A Term Notes, the Additional Tranche A Term Notes and the Tranche B Term Notes.

                  "Three-Month Secondary CD Rate": as defined in the definition of ABR.

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day and whether such Eurodollar Loans are to one Borrower or more than one Borrower).

                  "Tranche A Term Loan Borrowers": collectively, Ormco, Kerr, NNI, Erie and Barnstead.

                  "Tranche A Term Loan Commitment": with respect to each Lender, the amount set forth under the heading "Tranche A Term Loan Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement.

                  "Tranche A Term Loan Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the Aggregate Tranche A Term Loan Commitment.

                  "Tranche A Term Loans": as defined in subsection 2.11.

                  "Tranche A Term Notes": as defined in subsection 2.12.

                  "Tranche B Term Loan Borrowers": collectively, Ormco, Kerr, NNI, Barnstead and Remel.

                  "Tranche B Term Loan Commitment": with respect to each Lender, the amount set forth under the heading "Tranche B Term Loan Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement.

                  "Tranche B Term Loan Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the Aggregate Tranche B Term Loan Commitment.

                  "Tranche B Term Loans": as defined in subsection 2.30.

                  "Tranche B Term Notes": as defined in subsection 2.32.

                  "Tranche B Termination Date": July 31, 2004.

                  "Transferee": as defined in subsection 11.6(f).

                  "Type": as to any Loan made hereunder, its nature as an ABR Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "Wholly Owned Subsidiary": with respect to any Person, a Subsidiary, all of the stock ordinarily having the power to vote for the election of directors of which is owned directly or indirectly by such Person, other than directors' qualifying shares and shares issued to other Persons to comply with local law (provided, however, that such directors' qualifying and other shares shall not constitute more than 3% of all of the stock ordinarily having the power to vote for the election of directors).

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Parent and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                      SECTION 2. AMOUNT AND TERMS OF LOANS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Revolving Credit Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding to all Revolving Credit Borrowers, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of (i) the then outstanding L/C Obligations, (ii) the aggregate principal amount of all Swing Line Loans then outstanding and (iii) the aggregate principal amount of all CAF Advances then outstanding, will not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment, provided that nothing contained herein shall be deemed to prohibit the making of, or relieve any Revolving Credit Lender of its obligation to make, Revolving Credit Loans the proceeds of which are to be applied solely to the repayment of principal of Refunded Swing Line Loans pursuant to subsection 2.16(c) except that in no event shall any Revolving Credit Lender be obligated to make Revolving Credit Loans in excess of its Revolving Credit Commitment. During the Revolving Credit Commitment Period the Revolving Credit Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, provided that each of Kerr and NNI shall be permitted to request a Revolving Credit Loan not more frequently than one time each calendar month and each of Kerr and NNI shall be permitted to prepay Revolving Credit Loans not more frequently than one time each calendar month.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Parent and notified to the Administrative Agent in accordance with subsections 2.3 and 2.17, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                  (c) Revolving Credit Loans made under the Existing Credit Agreement prior to the Restatement Effective Date will continue to constitute Revolving Credit Loans hereunder from and after the Restatement Effective Date, except to the extent repaid on the Restatement Effective Date as contemplated by subsection 5.1(l).

                  2.2 Revolving Credit Notes. Pursuant to the Existing Credit Agreement, each Revolving Credit Borrower issued a promissory note to evidence the Revolving Credit Loans made by each Revolving Credit Lender to such Revolving Credit Borrower, substantially in the form of Exhibit A to this Agreement, with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Revolving Credit Lender and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit

Commitment of such Revolving Credit Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Revolving Credit Lender to such Revolving Credit Borrower. Such Revolving Credit Notes shall continue to be outstanding after the Restatement Effective Date and shall continue to evidence the Revolving Credit Loans. In the event that any Revolving Credit Lender shall become a party to this Agreement on the Restatement Effective Date, each Revolving Credit Borrower shall issue a Revolving Credit Note to such Revolving Credit Lender on the Restatement Effective Date. A Revolving Credit Note and the Obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Revolving Credit Note and the Obligation evidenced thereby in the Register (and each Revolving Credit Note shall expressly so provide). Any assignment or transfer of all or part of an Obligation evidenced by a Revolving Credit Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Revolving Credit Note evidencing such Obligation, accompanied by an Assignment and Acceptance substantially in the form of Exhibit I duly executed by the Assignor thereof, and thereupon one or more new Revolving Credit Notes shall be issued to the designated Assignee and the old Revolving Credit Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Revolving Credit Note and the Obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.2. Each Revolving Credit Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Revolving Credit Lender to a Revolving Credit Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto, on the appropriate schedule annexed to and constituting a part of its Revolving Credit Note (or any continuation thereof), and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall mature on the Termination Date and provide for the payment of interest in accordance with subsection 2.19.

                  2.3 Procedure for Revolving Credit Borrowing. Subject to the limitations contained in subsection 2.1, the Revolving Credit Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Parent shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the aggregate amount to be borrowed, (ii) the requested Borrowing Date, (iii) the identity of the Revolving Credit Borrower, (iv) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (v) if the borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Type of Loan and the lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments of all the Revolving Credit Lenders are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Parent, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the relevant Revolving Credit Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Parent in funds immediately available to such Administrative Agent. Such borrowing will then be made available to such Revolving Credit Borrower by the Administrative Agent crediting the account of such Revolving Credit Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders for such Revolving Credit Borrower and in like funds as received by the Administrative Agent.

                  2.4 CAF Advances. (a) Any CAF Advances outstanding under the Existing Credit Agreement on the Restatement Effective Date shall continue to be outstanding as CAF Advances hereunder from and after the Restatement Effective Date.

                  (b) Subject to the terms and conditions of this Agreement, the Revolving Credit Borrowers may borrow CAF Advances from the Revolving Credit Lenders from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be borrowed in amounts such that the aggregate amount of (i) Revolving Credit Loans, (ii) L/C Obligations, (iii) Swing Line Loans and (iv) CAF Advances outstanding at any time shall not exceed the Aggregate Revolving Credit Commitment at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Revolving Credit Borrowers from time to time may borrow, repay and reborrow CAF Advances.

                  2.5 Procedure for CAF Advance Borrowing. (a) The Parent, on behalf of itself or any other Revolving Credit Borrower, shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a Eurodollar Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 7 days nor more than 180 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance,
(ii) one, two, three or six months after the Borrowing Date therefor, in the case of a Eurodollar CAF Advance and (iii) not later than the Termination Date, in the case of any CAF Advance. The Administrative Agent shall notify each Revolving Credit Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Administrative Agent. Offers for CAF Advances can be accepted in amounts of $5,000,000 and integral multiples of $1,000,000 in excess thereof, provided that for each CAF Advance Request the total of the offers accepted may amount to no less than $10,000,000.

                  (b) In the case of a Eurodollar Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Revolving Credit Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable Eurodollar Rate plus (or minus) a margin determined by such Revolving Credit Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Revolving Credit Lender would be willing to make (which amounts may, subject to subsection 2.4, exceed such Revolving Credit Lender's Revolving Credit Commitment); and

                  (ii) the margin above or below the appropriate Eurodollar Rate at which such Revolving Credit Lender is willing to make each such CAF Advance.

         The Administrative Agent shall advise the Parent, on behalf of itself or the relevant Revolving Credit Borrower, as the case may be, before 11:00 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Revolving Credit Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Revolving Credit Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

                  (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Revolving Credit Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Revolving Credit Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Revolving Credit Lender would be willing to make (which amounts may, subject to subsection 2.4, exceed such Revolving Credit Lender's Revolving Credit Commitment); and

                  (ii) the rate of interest at which such Revolving Credit Lender is willing to make each such CAF Advance.

         The Administrative Agent shall advise the Parent, on behalf of itself or the relevant Revolving Credit Borrower, as the case may be, before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Revolving Credit Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise such Revolving Credit Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

                  (d) Before 11:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a Eurodollar Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Parent, on behalf of itself or the relevant Revolving Credit Borrower, as the case may be, in its absolute discretion, shall:

                  (i) cancel such CAF Advance Request by giving the Administrative Agent telephone notice to that effect, or

                  (ii) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 2.5(e), accept one or more of the offers made by any Revolving Credit Lender or Revolving Credit Lenders pursuant to subsection 2.5(b) or subsection 2.5(c), as the case may be, and (B) reject any remaining offers made by Revolving Credit Lenders pursuant to subsection 2.5(b) or subsection 2.5(c), as the case may be.

                  (e) The Parent's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

                  (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Revolving Credit Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

                  (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Revolving Credit Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

                  (iii) the Parent may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                  (iv) if the Parent accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Revolving Credit Lenders submit offers for any CAF Advance Maturity Date with identical pricing and the Parent accepts any of such offers but does not wish to (or, by reason of the limitations set forth in subsection 2.4, cannot) borrow the total amount offered by such Revolving Credit Lenders with such identical pricing, the Parent shall accept offers from all of such Revolving Credit Lenders in amounts allocated among them pro rata according to the amounts offered by such Revolving Credit Lenders (with appropriate rounding, in the sole discretion of the Parent, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Revolving Credit Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Parent accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Revolving Credit Lender would be less than $5,000,000 principal amount, the number of such Revolving Credit Lenders shall be reduced by the Administrative Agent by lot until the CAF Advances to be made by each such remaining Revolving Credit Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (f) If the Parent notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 2.5(d)(i), the Administrative Agent shall give prompt telephone or fax notice thereof to the Revolving Credit Lenders.

                  (g) If the Parent accepts pursuant to subsection 2.5(d)(ii) one or more of the offers made by any Revolving Credit Lender or Revolving Credit Lenders, the Administrative Agent promptly shall notify each Revolving Credit Lender which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Revolving Credit Lender. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable CAF Advance Request, each Revolving Credit Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in subsection
11.2 the amount of CAF Advances to be made by such Revolving Credit Lender, in immediately available funds. The Administrative Agent will make such funds available to the relevant Revolving Credit Borrower as soon as practicable on such date at such office of the Administrative Agent. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Revolving Credit Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

                  2.6 CAF Advance Payments. (a) The Revolving Credit Borrower in respect of each CAF Advance shall pay to the Administrative Agent, for the account of the Revolving Credit Lender which has made such CAF Advance, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Revolving Credit Borrowers shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Revolving Credit Lender to which such CAF Advance is owed.

                  (b) The Revolving Credit Borrower in respect of each CAF Advance shall pay interest on the unpaid principal amount of such CAF Advance made to such Revolving Credit Borrower from the Borrowing Date to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Revolving Credit Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                  (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Revolving Credit Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

                  2.7 CAF Advance Notes. Pursuant to the Existing Credit Agreement, each Revolving Credit Borrower issued a promissory note to evidence the CAF Advances made by each Revolving Credit Lender to such Revolving Credit Borrower, substantially in the form of Exhibit M to this Agreement, with appropriate insertions as to payee, date and principal amount (a "CAF Advance Note"), payable to the order of such Revolving Credit Lender and representing the obligation of each Revolving Credit Borrower to pay the lesser of (a) the amount of the Aggregate Revolving Credit Commitment and (b) the unpaid principal amount of all CAF Advances made by such Revolving Credit Lender to such Revolving Credit Borrower, with interest on the unpaid principal amount from time to time outstanding of each CAF Advance evidenced thereby as prescribed in subsection 2.6(b). Such CAF Advance Notes shall continue to be outstanding after the Restatement Effective Date and still continue to evidence the CAF Advances. In the event that any Revolving Credit Lender shall become a party to this Agreement on the Restatement Effective Date, each Revolving Credit Borrower shall issue a CAF Advance Note to such Revolving Credit Lender on the Restatement Effective Date. Each Revolving Credit Lender is hereby authorized to record, with respect to the appropriate Revolving Credit Borrower, the date and amount of each CAF Advance made by such Revolving Credit Lender, the CAF Advance Maturity Date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule attached to and constituting part of its CAF Advance Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Revolving Credit Borrowers hereunder or under any CAF Advance Note. Each CAF Advance shall bear interest for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.6(b).

                  2.8 Certain Restrictions. A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

                  2.9 Commitment Fees. (a) The Parent agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee during the period from the last date prior to the Restatement Effective Date on which commitment fees were paid under the Existing Credit Agreement to but excluding the Termination Date, computed at the rate per annum set forth in the column labeled "Rate" below opposite the category below which describes the Applicable Level in effect on such day on the Available Revolving Credit Commitment of such Revolving Credit Lender on such day:


                       Applicable Level       Rate
                       ----------------       ----
                             Level 1          .15%
                             Level 2          .1875%
                             Level 3          .20%
                             Level 4          .225%

                  (b) Commitment fees shall be payable on the last day of each calendar quarter, commencing on September 30, 1999.

                  2.10 Optional Termination or Reduction of Revolving Credit Commitments. The Parent shall have the right, upon not less than five Business Days' notice from the Parent to the Administrative Agent to terminate the Aggregate Revolving Credit Commitment or, from time to time, to reduce the amount of the Aggregate Revolving Credit Commitment; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans, the Swing Line Loans and the CAF Advances (to the extent permitted by subsection 2.6) made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans, the Swing Line Loans and the CAF Advances then outstanding, when added to the then outstanding L/C Obligations, would exceed the Aggregate Revolving Credit Commitment then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Aggregate Revolving Credit Commitment then in effect.

                  2.11 Tranche A Term Loans. Pursuant to the Existing Credit Agreement, term loans ("Tranche A Term Loans") were made to the Tranche A Term Loan Borrowers in the aggregate principal amount for each Tranche A Term Loan Borrower as follows: (a) $45,000,000, in the case of each of Ormco, Erie and Barnstead (of which $26,051,833.35 is outstanding on the Restatement Effective Date), (b) $75,000,000, in the case of Kerr (of which $43,419,722.25 is outstanding on the Restatement Effective Date) and (c) $90,000,000, in the case of NNI (of which $52,103,666.70 is outstanding on the Restatement Effective Date); the Tranche A Term Loans shall continue to be outstanding hereunder from and after the Restatement Effective Date. The Tranche A Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Parent and notified to the Administrative Agent in accordance with subsection 2.17. The Tranche A Term Loans shall mature and be payable as provided in subsection 2.12.

                  2.12 Tranche A Term Notes; Repayment. (a) Pursuant to the Existing Credit Agreement, each Tranche A Term Loan Borrower issued a promissory note to evidence the Tranche A Term Loans made by each Lender to such Tranche A Term Loan Borrower, substantially in the form of Exhibit B-1 to this Agreement (a "Tranche A Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender. Such Tranche A Term Notes shall continue to be outstanding after the Restatement Effective Date and still continue to evidence the Tranche A Term Loans. A Tranche A Term Note and the Obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Tranche A Term Note and the Obligation evidenced thereby in the Register (and each Tranche A Term Note shall expressly so provide). Any assignment or transfer of all or part of an Obligation evidenced by a Tranche A Term Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Tranche A Term Note evidencing such Obligation, accompanied by an Assignment and Acceptance substantially in the form of Exhibit I duly executed by the Assignor thereof, and thereupon one or more new Tranche A Term Notes shall be issued to the designated Assignee and the old Tranche A Term Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Tranche A Term Note and the Obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.12. Each Lender is hereby authorized to record the date and amount of each payment or prepayment of principal of its Tranche A Term Loan made to such Tranche A Term Loan Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the appropriate schedule annexed to and constituting a part of its Tranche A Term Note (or any continuation thereof), and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

                  (b) The Tranche A Term Note of each Lender shall provide for the payment of interest in accordance with subsection 2.19, and shall mature in 8 consecutive quarterly installments, payable on the last day of each October, January, April and July, commencing on October 31, 2000, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the respective amounts set forth in accordance with the following schedule multiplied by a fraction the numerator of which is equal to (i) $45,000,000 in the case of installments payable by Ormco, Erie or Barnstead, (ii) $75,000,000 in the case of installments payable by Kerr or (iii) $90,000,000 in the case of installments payable by NNI and the denominator of which is equal in each case to $300,000,000.


                  Date                    Principal Amount
                  ----                    ----------------
                  October 31, 2000          $11,214,444
                  January 31, 2001          $12,500,000
                  April 30, 2001     $12,500,000
                  July 31, 2001             $16,250,000
                  October 31, 2001          $16,250,000
                  January 31, 2002          $16,250,000
                  April 30, 2002     $16,250,000
                  July 31, 2002             $72,464,445

                  2.13  [Reserved]

                  2.14 Optional Prepayments. Subject to the limitations contained in subsections 2.1 and 2.6 in respect of prepayments of Revolving Credit Loans, each Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Loans made to such Borrower, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice in the case of Eurodollar Loans, and upon irrevocable notice received by the Administrative Agent prior to 11:00 A.M. (New York City time) on the requested prepayment date in the case of ABR Loans, or upon irrevocable notice received by the Administrative Agent prior to 11:00 A.M. on the requested prepayment date in the case of Swing Line Loans, specifying the Borrower making the prepayment, the date and amount of prepayment, whether the prepayment is of Term Loans, Swing Line Loans, Revolving Credit Loans or a combination thereof, and, if a combination thereof, the amount allocable to each and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.26 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied to the Tranche A Term Loans, the Additional Tranche A Term Loans and the Tranche B Term Loans, pro rata according to the respective outstanding amounts thereof, and with respect to the Tranche A Term Loans and the Tranche B Term Loans, equally between (i) the outstanding installment of principal scheduled to be paid pursuant to subsections 2.12 or 2.32, as the case may be, immediately succeeding the date of such prepayment and
(ii) the last outstanding scheduled installment of principal pursuant to subsections 2.12 or 2.32, as the case may be. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $1,000,000 (or $100,000 in the case of Swing Line Loans) or, in any case, a whole multiple of $100,000 in excess thereof.

                  2.15 Mandatory Prepayments and Commitment Reductions. (a) Upon receipt by the Parent or any of its Subsidiaries of any Net Proceeds with respect to an Asset Disposition, (i) if such Net Proceeds are not attributable to a Smaller Sale or (ii) if such Net Proceeds are attributable to a Smaller Sale and such Net Proceeds, together with all other Net Proceeds of Smaller Sales exceed $50,000,000, then on the first Business Day after receipt of the Net Proceeds from such Asset Disposition, the Borrowers shall prepay the Loans, reduce the Aggregate Revolving Credit Commitment and/or cash collateralize the outstanding Letters of Credit as provided for herein in an amount equal to 100% of such Net Proceeds (or in the case of Net Proceeds described in clause (ii) of this paragraph (a), if less, the amount by which such Net Proceeds, together with all other Net Proceeds attributable to Smaller Sales, exceed $50,000,000).

                  (b) Upon receipt by the Parent or any of its Subsidiaries of any Net Proceeds in connection with the incurrence of any Indebtedness by the Parent or such Subsidiary (other than Excepted Indebtedness), then on the first Business Day after such incurrence, the Borrowers shall prepay the Loans, reduce the Aggregate Revolving Credit Commitment and/or cash collateralize the outstanding Letters of Credit as provided for herein in an amount equal to 100% of such Net Proceeds.

                  (c)   Any prepayment required by the terms of this subsection
2.15 shall be applied first to the prepayment of the Term Loans in accordance with the following sentence until the Term Loans shall have been satisfied in full and second to the permanent reduction of the Aggregate Revolving Credit Commitment. Prepayments of the Term Loans shall be made pro rata among Tranche A Term Loans, Additional Tranche A Term Loans and the Tranche B Term Loans based on the outstanding aggregate principal amounts thereof, and prepayment of the Tranche A Term Loans and the Tranche B Term Loans pursuant to this subsection
2.15 shall be applied equally between (i) the outstanding installments of principal scheduled to be paid pursuant to subsections 2.12 or 2.32, as the case may be, immediately succeeding the date of such prepayment and (ii) the last outstanding scheduled installments of principal pursuant to subsections 2.12 or 2.32, as the case may be. Amounts prepaid on account of the Term Loans may not be reborrowed.
                  (d)   Each prepayment of the Loans pursuant to this subsection
2.15 shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to subsection 2.26. Each reduction of the Aggregate Revolving Credit Commitment pursuant to this subsection 2.15 shall be accompanied by a prepayment of the Revolving Credit Loans, the Swing Line Loans and the CAF Advances (if permitted by subsection 2.6) then outstanding in an amount equal to the excess, if any, of the sum of (i) the Revolving Credit Loans, (ii) the Swing Line Loans, (iii) the CAF Advances and (iv) the L/C Obligations then outstanding, over the Aggregate Revolving Credit Commitment, as so reduced. Any prepayment required by the immediately preceding sentence shall be applied first to the outstanding Swing Line Loans until they are paid in full, second to the Revolving Credit Loans and third to the CAF Advances (if permitted by subsection 2.6). To the extent that in connection with the requirements hereof the Revolving Credit Loans, the Swing Line Loans and the CAF Advances have been reduced to zero and the L/C Obligations then outstanding exceed the Aggregate Revolving Credit Commitment, as so reduced, the Parent shall, simultaneously with such reduction, deposit in a cash collateral account with the Administrative Agent having terms and conditions reasonably acceptable to the Administrative Agent, an amount equal to the sum of (i) the amount by which such outstanding L/C Obligations exceed the Aggregate Revolving Credit Commitment, as reduced and (ii) an amount equal to the commissions, fees and estimated expenses (in each case as determined pursuant to subsection 3.3) expected to be incurred by the Parent with respect to such L/C Obligations over a one year period.

                  (e) The Parent may allocate any prepayment of the Term Loans pursuant to this subsection 2.15 among the Tranche A Term Notes, Additional Tranche A Term Notes and Tranche B Term Notes, as the case may be, of the Subsidiary Borrowers as the Parent may determine; provided that the Parent shall give the Administrative Agent prior written notice of such allocation not less than three Business Days prior to such prepayment; and provided, further, that in the event that the Parent does not so notify the Administrative Agent, the Administrative Agent shall allocate such payments to the Subsidiary Borrowers as it determines in its sole discretion.

                  (f) If at any time the Aggregate Outstanding Revolving Extensions of Credit of all the Revolving Credit Lenders shall exceed the Aggregate Revolving Credit Commitments by as much as $5,000,000 (by virtue of any change in the exchange rate of any Foreign Currency in which a Letter of Credit is denominated or otherwise), the Parent shall immediately prepay the Revolving Credit Loans and/or cash collateralize the then outstanding L/C Obligations by an amount equal to such excess within three Business Days. Any such cash collateralization of L/C Obligations shall be accomplished in the manner contemplated in the penultimate paragraph of Section 8 concerning the acceleration of the obligations hereunder.

                  2.16 Swing Line Commitments. (a) Subject to the terms and conditions hereof and provided no Default or Event of Default shall have occurred and be continuing, Chase agrees to make swing line loans to the Parent (individually, a "Swing Line Loan"; collectively the "Swing Line Loans") from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $15,000,000, provided that at no time shall the aggregate principal amount of Swing Line Loans outstanding, when added to Chase's then Aggregate Outstanding Revolving Extensions of Credit, exceed Chase's Revolving Credit Commitment. Amounts borrowed under this subsection 2.16 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurodollar Loans. Each borrowing of Swing Line Loans shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. The Parent shall give Chase irrevocable notice (which notice must be received by Chase prior to 11:00 A.M., New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan. The proceeds of the Swing Line Loan will be made available by Chase to the Parent at the office of Chase by crediting the account of the Parent at such office with such proceeds.

                  (b) Prior to the Restatement Effective Date, the Parent issued a promissory note to evidence the Swing Line Loans made by Chase to the Parent, substantially in the form of Exhibit C to this Agreement (the "Swing Line Note"), payable to the order of Chase and representing the obligation of the Parent to pay the unpaid principal amount of the Swing Line Loans made to the Parent, with interest thereon as prescribed in subsection 2.19. The Swing Line Note shall continue to be outstanding on the Restatement Effective Date and shall continue to evidence the Swing Line Loans. Chase is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan made to the Parent and the date and amount of each payment or prepayment of principal thereof, on the appropriate schedule annexed to and constituting a part of the Swing Line Note (or any continuation thereof) and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Swing Line Loans shall mature on the Termination Date and bear interest for the period from the date thereof to the Termination Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 2.19.

                  (c) Chase at any time in its sole and absolute discretion, may, and on each Monday (or if such day is not a Business Day, the next Business
Day) shall, on behalf of the Parent (which hereby irrevocably directs Chase to act on its behalf) request prior to 11:00 A.M. (New York City time) each Revolving Credit Lender, including Chase, to make a Revolving Credit Loan to the Parent in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans made to the Parent (the "Refunded Swing Line Loans") outstanding on the date such notice is given; provided, that no such request shall be made at any time when the aggregate principal amount of the Swing Line Loans at such time does not exceed $1,000,000 (such Swing Line Loans which in the aggregate do not exceed $1,000,000 are referred to herein as the "Lesser Swing Line Loans"). Unless any of the events described in paragraph (f) of Section 8 shall have occurred (in which event the procedures of paragraph (d) of this subsection 2.16 shall apply) each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan to the Parent available to Chase for the account of Chase at the office of Chase specified in subsection 11.2 prior to 2:00 P.M. (New York City time) in funds immediately available on the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans of the Parent. Each Revolving Credit Loan made pursuant to this subsection 2.16(c) shall be an ABR Loan.

                  (d) If prior to the making of a Revolving Credit Loan to any Revolving Credit Borrower pursuant to paragraph (c) of this subsection 2.16 one of the events described in paragraph (f) of Section 8 shall have occurred, each Revolving Credit Lender will on the date such Revolving Credit Loan was to have been made or the date such Revolving Credit Loan would have otherwise been made had the Swing Line Loans then outstanding not been Lesser Swing Line Loans, purchase an undivided participating interest in the Refunded Swing Line Loans or Lesser Swing Line Loans, as the case may be, in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loans or Lesser Swing Line Loans, as the case may be. Each Revolving Credit Lender will immediately transfer to Chase, in immediately available funds, the amount of its participation and upon receipt thereof Chase will deliver to such Revolving Credit Lender a Swing Line Loan participation certificate dated the date of receipt of such funds and in such amount.

                  (e) Whenever, at any time after Chase has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Refunded Swing Line Loan or Lesser Swing Line Loan, as the case may be, Chase receives any payment on account thereof, Chase will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by Chase is required to be returned, such Revolving Credit Lender will return to Chase any portion thereof previously distributed by Chase to it.

                  (f) Each Revolving Credit Lender's obligation to purchase participating interests pursuant to this subsection 2.16 shall not be affected by any circumstance (except for any circumstance resulting solely from the gross negligence on willful misconduct of Chase), including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or any Borrower may have against Chase, any Borrower or any other Person for any reason whatsoever; (ii) any adverse change in the condition (financial or otherwise) of the Parent or any Subsidiary Borrower;
(iv) any breach of this Agreement by any Borrower or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.17 Conversion and Continuation Options. (a) Any Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by the Parent giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Any Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by the Parent giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a conversion is not appropriate, (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date (in the case of conversions of Revolving Credit Loans) or the due date of the final installment of principal (in the case of conversions of Term Loans) and (iii) no Swing Line Loan may be converted into a Eurodollar Loan.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Parent giving notice to the Administrative

Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date (in the case of continuations of Revolving Credit Loans) or the due date of the final installment of principal (in the case of continuations of Term Loans) and provided, further, that if the Parent shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  2.18 Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be done in such a manner so that, after giving effect thereto, there shall never be more than 12 Tranches of Term Loans or 12 Tranches of Revolving Credit Loans outstanding at one time.

                  2.19 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin then in effect.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin then in effect.

                  (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fees or other amounts, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Except as otherwise expressly provided herein, interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                  2.20 Computation of Interest and Fees. (a) Commitment fees and letter of credit fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Parent and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Parent and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Parent, deliver to the Parent a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.19(a).

                  2.21 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders in good faith) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Parent and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans, requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans that were to have been continued on the first day of such Interest Period shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall any Borrower have the right to convert Loans to Eurodollar Loans.

                  2.22 Pro Rata Treatment and Payments. (a) Each borrowing by any Borrower from the Lenders hereunder (other than any borrowing of Swing Line Loans or CAF Advances), each payment by any Borrower on account of any commitment fee hereunder (except as otherwise specifically provided herein) and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective relevant Commitment Percentages of the Lenders. Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Loans made to such Borrower shall be made pro rata according to the respective principal or interest, as the case may be, in respect of such Loans then due and owing to the Lenders. All payments (including prepayments) to be made by the Borrowers hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the relevant Borrower. The failure of any Lender to make any Loan to be made by it shall not, in and of itself, relieve any other Lender of its obligation hereunder to make its Loan on such Borrowing Date.

                  2.23 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof subsequent to the date hereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.26.

                  2.24 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.25, net income or franchise taxes (imposed in lieu of net income taxes) and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in any Letter of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided that before making any such demand, each Lender agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternative applicable lending office if the making of such designation would allow the Lender or its applicable lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased costs; provided further, that no Lender will be required to make any such designation if to do so would result in any material costs to such Lender, as determined by such Lender in its reasonable discretion. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Parent, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender in good faith, through the Administrative Agent, to the Parent shall be conclusive in the absence of manifest error. If the Parent notifies the Administrative Agent within five Business Days after any Lender notifies the Parent of any increased cost pursuant to the foregoing provisions of this subsection 2.24, the relevant Borrower may convert all Eurodollar Loans of such Lender then outstanding into ABR Loans in accordance with subsection 2.17 and, additionally reimburse such Lender for any cost in accordance with subsection
2.26. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for a period of one year.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Parent in good faith (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  2.25 Taxes. (a) All payments made by the Borrowers under this Agreement and the Notes to any Lender not organized under the laws of the United States of America or any state thereof (a "Foreign Lender") shall be made free and clear of, and without deduction or withholding for or on account of, any future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Foreign Lender as a result of a present or former connection between the Administrative Agent or such Foreign Lender and the jurisdiction of the United States Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Foreign Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any such Foreign Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Foreign Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Foreign Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Foreign Lender if such Foreign Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Parent shall send to the Administrative Agent for its own account or for the account of such Foreign Lender, as the case may be, a certified copy of an original official receipt received by the relevant Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for a period of one year.

                  (b)   Each Foreign Lender shall:

                  (i) deliver to the Parent and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, or (B) in the case of a Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or successor applicable form, and a statement under the penalties of perjury that such Lender (i) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any of the Borrowers and (iii) is not a controlled foreign corporation related to any of the Borrowers (within the meaning of Section 864(d)(4) of the Code), certifying in each case that such Lender is entitled to receive all payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States Federal income taxes;

                  (ii) deliver to the Parent and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Parent; and

                  (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Parent or the Administrative Agent;

unless in any such case a change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Foreign Lender from duly completing and delivering any such form with respect to it and such Foreign Lender so advises the Parent and the Administrative Agent. Such Foreign Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection
11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  (c) Each Lender which becomes entitled to claim any amounts pursuant to this subsection 2.25 agrees, upon the request of the Parent, to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternative applicable lending office if by doing so any such additional amounts will be avoided, provided that such designation results in no material additional costs to such Lender, as determined by such Lender in its reasonable discretion.

                  2.26 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Parent has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after the Parent has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for a period of one year.

                  2.27 Replacement of Lenders. If (a) a Borrower is obligated to pay any additional amounts pursuant to subsection 2.24 or 2.25 and the Lender making any such claim chooses not to designate an alternative lending office, if applicable, or (b) any of the events described in subsection 2.23 shall occur and any Lender is thereby prohibited from making or maintaining Eurodollar Loans as contemplated by this Agreement, the Parent may, so long as at such time there does not exist any Default or Event of Default, request one or more replacement financial institutions to take over all or the affected portion of any such Lender's then outstanding Loans and to assume all or the affected portion of any such Lender's Commitments and obligations hereunder. If one or more such replacement financial institutions shall so agree, the Loans and Commitments of any such affected Lender may, at the discretion of the Parent, be (subject to the next succeeding sentence) automatically assigned to such replacement financial institutions in accordance with subsection 11.6, in such amounts that the Parent may designate; provided that prior to any such assignment, the Parent shall have paid to any such affected Lender all amounts owing to it under subsections 2.24, 2.25, 2.26 and 11.5. It is understood that (i) the Administrative Agent shall have no obligation to identify or locate such a replacement financial institution and (ii) no such replaced Lender shall be required to sell to such replacement financial institution its Loans at less than their par value.

                  2.28 Additional Tranche A Term Loans. Pursuant to the Existing Credit Agreement, term loans ("Additional Tranche A Term Loans") were made to NNI in an aggregate principal amount equal to $100,000,000 (of which $97,163,014 is outstanding on the Restatement Effective Date). The Additional Tranche A Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Parent and notified to the Administrative Agent in accordance with subsection 2.17. The Additional Tranche A Term Loans shall mature on the Termination Date.

                  2.29 Additional Tranche A Term Notes. NNI, upon the request of an applicable Lender, shall issue a promissory note to evidence the Additional Tranche A Term Loans made by each Lender, substantially in the form of Exhibit B-2 to this Agreement (an "Additional Tranche A Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the lesser of such Lender's Additional Tranche A Term Loan Commitment Percentage of the Aggregate Additional Tranche A Term Loan Commitment and the aggregate amount of the Additional Tranche A Term Loan (or portions thereof) made by such Lender. Any Additional Tranche A Term Notes outstanding on the Restatement Effective Date shall continue to be outstanding and to evidence the Additional Tranche A Term Loans. An Additional Tranche A Term Note and the Obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Additional Tranche A Term Note and the Obligation evidenced thereby in the Register (and each Additional Tranche A Term Note shall expressly so provide). Any assignment or transfer of all or part of an Obligation evidenced by an Additional Tranche A Term Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Additional Tranche A Term Note evidencing such Obligation, accompanied by an Assignment and Acceptance substantially in the form of Exhibit I duly executed by the Assignor thereof, and thereupon one or more new Additional Tranche A Term Notes shall be issued to the designated Assignee and the old Additional Tranche A Term Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of an Additional Tranche A Term Note and the Obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.29. Each Lender is hereby authorized to record the date and amount of each payment or prepayment of principal of its Additional Tranche A Term Loan, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the appropriate schedule annexed to and constituting a part of its Additional Tranche A Term Note (or any continuation thereof), and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Additional Tranche A Term Note of each Lender shall mature on the Termination Date and shall provide for the payment of interest in accordance with subsection 2.19.

                  2.30 Tranche B Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan to the Tranche B Term Loan Borrowers on the Restatement Effective Date in a principal amount equal to such Lender's Tranche B Term Loan

Commitment Percentage of the Aggregate Tranche B Term Loan Commitment (a "Tranche B Term Loan"), and in an aggregate principal amount for each Tranche B Term Loan Borrower as follows: (a) $45,000,000, in the case of each of Ormco, Barnstead and Remel, (b) $75,000,000, in the case of Kerr and (c) $90,000,000, in the case of NNI. The Tranche B Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Parent and notified to the Administrative Agent in accordance with subsections 2.17 and 2.31. The Tranche B Term Loans shall mature on the Tranche B Termination Date.

                  2.31 Procedure for Tranche B Term Loan Borrowing. The Parent shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the Business Day prior to the proposed Borrowing Date, if the Tranche B Term Loans are to be initially ABR Loans, or three Business Days prior to the proposed Borrowing Date, if the Tranche B Term Loans are to be initially Eurodollar Loans, in whole or in part) requesting that the Lenders make their portions of the Tranche B Term Loans on the proposed Borrowing Date and specifying the Tranche B Term Loan Borrower or Tranche B Term Loan Borrowers to which such Tranche B Term Loans are to be made. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 11:00 A.M., New York City time, on the proposed Borrowing Date each Lender shall make available to the Administrative Agent at its office specified in subsection
11.2 the amount of its relevant portion of its Tranche B Term Loans in immediately available funds. The Administrative Agent shall on such date credit the account of the relevant Tranche B Term Loan Borrowers on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent for the relevant Tranche B Term Loan Borrowers by the Lenders and in like funds as received by the Administrative Agent.

                  2.32 Tranche B Term Notes. Each Tranche B Term Loan Borrower to which a Tranche B Term Loan is made, upon the request of an applicable Lender, shall issue a promissory note to evidence the Tranche B Term Loans made by such Lender to such Tranche B Term Loan Borrower, substantially in the form of Exhibit B-3 to this Agreement (a "Tranche B Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the lesser of such Lender's Tranche B Term Loan Commitment Percentage of the amount set forth opposite such Tranche B Term Loan Borrower's name on the signature pages hereto and the aggregate amount of the Tranche B Term Loan (or portions thereof) made by such Lender to such Tranche B Term Loan Borrower. A Tranche B Term Note and the Obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Tranche B Term Note and the Obligation evidenced thereby in the Register (and each Tranche B Term Note shall expressly so provide). Any assignment or transfer of all or part of an Obligation evidenced by a Tranche B Term Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Tranche B Term Note evidencing such Obligation, accompanied by an Assignment and Acceptance substantially in the form of Exhibit I duly executed by the Assignor thereof, and thereupon one or more new Tranche B Term Notes shall be issued to the designated Assignee and the old Tranche B Term Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Tranche B Term Note and the Obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.32. Each Lender is hereby authorized to record the date and amount of each payment or prepayment of principal of its Tranche B Term Loan made to such Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the appropriate schedule annexed to and constituting a part of its Tranche B Term Note (or any continuation thereof), and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Tranche B Term Note of each Lender shall (a) be dated the Restatement Effective Date, (b) be stated to mature in 19 consecutive quarterly installments, payable on the last day of each January, April, July and October, commencing on January 31, 2000, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the respective amounts set forth in accordance with the following schedule multiplied by a fraction of the numerator which is equal to (i) $45,000,000 in the case of installments payable by each of Ormco, Barnstead or Remel, (ii) $75,000,000 in the case of installments payable or Kerr or (iii) $90,000,000 in the case of installments payable by NNI and the denominator of which is equal in each case to $300,000,000:


                           Date                     Principal Amount
                           ----                     ----------------
                           January 31, 2000          $250,000
                           April 30, 2000     $250,000
                           July 31, 2000             $250,000
                           October 31, 2000          $250,000
                           January 31, 2001          $250,000
                           April 30, 2001     $250,000
                           July 31, 2001             $250,000
                           October 31, 2001          $250,000
                           January 31, 2002          $250,000
                           April 30, 2002     $250,000
                           July 31, 2002             $250,000
                           October 31, 2002          $250,000
                           January 31, 2003          $40,000,000
                           April 30, 2003     $40,000,000
                           July 31, 2003             $40,000,000
                           October 31, 2003          $40,000,000
                           January 31, 2004          $45,000,000
                           April 30, 2004     $45,000,000
                           July 31, 2004             $47,000,000

         and (c) provide for the payment of interest in accordance with subsection 2.19.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to continue to hold outstanding Existing Letters of Credit issued prior to the date hereof and originally for the account of one of the Borrowers and to issue letters of credit (collectively, whether Existing Letters of Credit or letters of credit to be issued pursuant to the terms hereof, "Letters of Credit") for the account of the Parent on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall not, and shall have no obligation to, issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Revolving Credit Commitment of all the Lenders would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars or in a Foreign Currency, provided that the aggregate face amount of all Letters of Credit denominated in such Foreign Currencies (as determined at the time of issuance of any Letter of Credit) shall not exceed $20,000,000 and shall be either (x) a standby letter of credit issued to support obligations of the Parent or its Subsidiaries, contingent or otherwise for general corporate needs (a "Standby Letter of Credit"), or (y) a documentary letter of credit in respect of the purchase of goods or services by the Parent or its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit") and (ii) expire no later than the earlier of (x) one year from the date of issuance thereof or (y) the Termination Date.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letters of Credit. The Parent may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as may be customary for letters of credit of the kind being requested and as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Parent. The Issuing Bank shall furnish a copy of such Letter of Credit to the Parent promptly following the issuance thereof.

                  3.3 Fees, Commissions and Other Charges. (a) The Parent shall (i) pay to the Administrative Agent for the account of the L/C Participants, and for the account of the Issuing Bank in respect of the portion of such Letter of Credit in respect of which L/C Participants do not hold participating interests, a fee with respect to each Letter of Credit (including, without limitation, Existing Letters of Credit) issued for the account of the Parent for each day such Letter of Credit is outstanding, in an amount equal to a percentage per annum (which percentage shall equal the Applicable Margin in effect on such day) of the full amount of such Letter of Credit, accruing from the date of issuance in respect of each Letter of Credit and (ii) pay to the Issuing Bank an additional fee to be determined by the Parent and the Issuing Bank. Unless the Parent and the Issuing Bank shall agree otherwise, such fees shall be payable in arrears on each L/C Fee Payment Date to occur.

                  (b) In addition to the foregoing fees the Parent shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                  3.4 L/C Participations. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to continue to hold outstanding Existing Letters of Credit and to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder (including, without limitation, each Existing Letter of Credit) and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Parent in accordance with the terms of this Agreement otherwise than as a result of the gross negligence or willful misconduct of the Issuing Bank, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Parent or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

                  3.5 Reimbursement Obligation of the Parent. The Parent agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Parent of the date and amount of a draft presented under any Letter of Credit (including, without limitation, any Existing Letter of Credit) and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes (excluding net income taxes and franchise taxes), fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of (x) the United States of America (in the case of payments made on Dollar-denominated Letters of Credit and payments on Foreign Currency-denominated Letters of Credit made after any conversion pursuant to subsection 3.9(b)) or (y) the applicable foreign jurisdiction (in the case of payments on Foreign Currency-denominated Letters of Credit made before any conversion pursuant to subsection 3.9(b)) and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Parent under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at (i) the rate which would be payable on any overdue Revolving Credit Loans that are ABR Loans which were then overdue (in the case of the Dollar-denominated Letters of Credit and, commencing with the date of any conversion pursuant to subsection 3.9(b), in the case of Foreign Currency-denominated Letters of Credit) or (ii) the rate which would reasonably and customarily be charged by the Issuing Bank on outstanding Foreign Currency loans which were overdue (in the case of Foreign Currency-denominated Letters of Credit prior to the date of any conversion pursuant to subsection 3.9(b)). Each drawing under any Letter of Credit shall constitute a request by the Parent to the Administrative Agent for a borrowing pursuant to subsection 2.1 of ABR

Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  3.6 Obligations Absolute. The Parent's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Parent may have or have had against the Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Parent also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Parent's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Parent and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Parent against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Parent agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Parent with respect to any obligations (including, without limitation, any Reimbursement Obligations) owing to the Lenders hereunder in connection with any Letter of Credit and shall not result in any liability of the Issuing Bank to the Parent.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Parent of the date and amount thereof. The responsibility of the Issuing Bank to the Parent in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  3.9 Currency Adjustments. (a) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any letter of credit commission or commitment fee payable in respect of any Business Day, the Administrative Agent shall convert the amount available to be drawn under any Letter of Credit denominated in Foreign Currency into an amount of Dollars based upon the relevant exchange rate (depending upon the Foreign Currency used) determined by the Administrative Agent to be in effect for such day (which determination shall be conclusive absent manifest error).

                  (b) Notwithstanding anything to the contrary contained in this Section 3, the Issuing Bank may at any time prior to the time of reimbursement (taking into consideration the Issuing Bank's need to eliminate currency exchange risks associated with any such transaction), convert the Parent's obligation to reimburse the Issuing Bank in Foreign Currency pursuant to subsection 3.5 into an obligation to reimburse the Issuing Bank in Dollars. The amount of any such converted obligation shall be computed by the Issuing Bank based upon the Dollar/relevant Foreign Currency exchange rate determined by the Issuing Bank to be in effect for the day on which such conversion occurs (which determination shall be conclusive absent manifest error).

                  (c) Notwithstanding anything to the contrary contained in this Section 3, prior to demanding any reimbursement from the L/C Participants pursuant to subsection 3.4(a) in respect of any Letter of Credit denominated in a Foreign Currency, the Issuing Bank shall convert the Parent's obligation under subsection 3.5 to reimburse the Issuing Bank in such Foreign Currency into an obligation to reimburse the Issuing Bank in Dollars. The Dollar amount of the reimbursement obligation of the Parent and the L/C Participants shall be computed by the Issuing Bank in the manner contemplated in clause (b) above.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit, the Borrowers hereby represent and warrant to the Administrative Agent and each Lender that:

                  4.1 Financial Condition. The consolidated balance sheets of the Parent and its consolidated Subsidiaries as at September 30, 1997 and September 30, 1998 and the related consolidated statements of income and of cash flows for the fiscal year ended on each such date, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to each Lender, are complete and present fairly in all material respects the consolidated financial condition of the Parent and its consolidated Subsidiaries as at each such date, and the consolidated results of their operations and their consolidated cash flows for the relevant fiscal year then ended. The unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at March 31, 1999 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such March date, certified in each case by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and present fairly in all material respects the consolidated financial condition of the Parent and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject in each case to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (provided that interim statements may be condensed and exclude footnotes) applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Parent nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or disclosed on a supplemental basis. During the period from September 30, 1998 to and including the date hereof there has been no sale, transfer or other disposition by the Parent or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Parent and its consolidated Subsidiaries at September 30, 1998, except as disclosed in the Parent's Form 10-Q filed with the Securities and Exchange Commission.

                  4.2 No Change. Since September 30, 1998 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of the Parent and its Subsidiaries (a) is duly organized, validly existing and in good standing (or similar concept under applicable law) under the laws of the jurisdiction of its organization (except for any Subsidiaries organized under the laws of a foreign jurisdiction in which the concept of good standing is inapplicable, as to which no representation or warranty regarding good standing is made), (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing (or similar concept under applicable law) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Parent and its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the continuing operations of the Parent and its Subsidiaries or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Parent or any of its Subsidiaries is a party. This Agreement has been, and each other Loan Document to which the Parent or any Subsidiary is a party will be, duly executed and delivered on behalf of the Parent or such Subsidiary. This Agreement constitutes, and each other Loan Document to which the Parent or any Subsidiary is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles (whether in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which any Loan Party is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Parent or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than as required by the Loan Documents) in each case, which could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent, threatened by or against the Parent or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 4.6.

                  4.7 No Default. Neither the Parent nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Parent and its Subsidiaries has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

                  4.9 Intellectual Property. The Parent and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim is pending and to the knowledge of the Parent no claim has been asserted by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Parent and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.10  No Burdensome Restrictions. Except as set forth on
Schedule 4.10 hereto, no Requirement of Law or Contractual Obligation of the Parent or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.11 Taxes. Each of the Parent and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Parent, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, assessments, fees or other changes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Parent, no claim is being asserted, with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect.

                  4.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plans allocable to such accrued benefits by more than $20,000,000 in the aggregate taking into account only those Single Employer Plans whose accrued benefits exceed such assets. Neither the Parent, any Subsidiary Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Parent, any Subsidiary Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Parent, any Subsidiary Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Parent and each of the Subsidiary Borrowers for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect.

                  4.14 Investment Company Act; Other Regulations. None of the Borrowers is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. None of the Borrowers is subject to any regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. (i) The Subsidiaries listed on Schedule 4.15(a) constitute all the Subsidiaries of the Parent as of the date hereof and
(ii) the organizational structure of the Parent and its Subsidiaries is as specified on Schedule 4.15(b).

                  4.16 Purpose of Loans. (i) The proceeds of the Loans outstanding on the Restatement Effective Date were used as permitted by the Existing Credit Agreement, (ii) the proceeds of the Tranche B Term Loans shall be used to finance the general corporate purposes of the Parent and its Subsidiaries, including for permitted acquisitions and refinancing existing indebtedness and (iii) the proceeds of the Revolving Credit Loans, the Swing Line Loans and the CAF Advances shall be used to finance the working capital needs of the Parent and its Subsidiaries and for general corporate purposes, including acquisitions permitted hereunder.

                  4.17 Environmental Matters. (a) To the best knowledge of the Parent, the facilities and properties owned, leased or operated by the Parent or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (b) To the best knowledge of the Parent, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Parent or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) Neither the Parent nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the

Properties or the Business, nor does the Parent have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

                  (d) To the best knowledge of the Parent, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent, threatened, under any Environmental Law to which the Parent or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (f) To the best knowledge of the Parent, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the current or past operations of the Parent or any Subsidiary in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  4.18 Domestic Real Property. As of the Restatement Effective Date, Schedule 4.18 hereto contains a list (accurate and complete in all material respects) of all real property located in the United States of America directly or indirectly owned by the Parent and its Subsidiaries or in which any of them directly or indirectly has a leasehold interest.

                  4.19  Corporate Structure. Except as set forth on Schedule
4.19 hereto and other than qualifying shares held by directors and qualifying shareholders in certain Subsidiaries which are Controlled Foreign Corporations, all of the outstanding shares of capital stock or other indicia of ownership interests of each Subsidiary of the Parent are owned directly or indirectly by the Parent.

                  4.20 Accuracy and Completeness of Information. No fact is known to the Parent or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, which has not been disclosed to the Lenders by the Parent or such Subsidiary in writing prior to the date hereof. No document furnished or statement made in writing to the Lenders by the Parent or such Subsidiary in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders prior to the date hereof.

                  4.21 Solvency. On the Restatement Effective Date and after giving effect to the borrowings hereunder on such date and to all other Indebtedness and Guarantee Obligations being incurred on such date, (a) the property, at a fair valuation, of each Borrower will exceed such Borrower's debts, (b) each Borrower will be able to pay its liability on its debts as such debts become absolute and matured, and (c) each Borrower will have, as of such date, sufficient capital with which to conduct its business. For purposes of this subsection, "debt" means "liability on a claim", "claim" means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                  4.22 Labor Matters. There are no strikes pending or, to the Parent's knowledge, threatened against the Parent or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Parent and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All material payments due from the Parent or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Parent or such Subsidiary.

                  4.23 Pledge Agreements; Subsidiary Guarantors. (a) Each Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Assets described therein. Such Pledge Agreement constitutes a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Party thereto in the Pledged Assets described therein. The Parent and its Subsidiaries are in compliance with the Pledge Guidelines (except with respect to Microgenics Corporation, which shall execute and deliver documents in compliance with the Pledge Guidelines within 30 days from the date hereof).

                  (b) The Subsidiary Guarantors include each Subsidiary of the Parent other than (i) a Controlled Foreign Corporation and (ii) a Specified Entity.

                  4.24 Representations and Warranties on Restatement Effective Date. The representations and warranties made by the Parent and the other Loan Parties in subsections 4.1 through 4.23 are true and correct in all material respects on and as of the Restatement Effective Date, as if made on and as of the Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

                  4.25 Year 2000 Matters. The Borrowers have conducted a review of their computer systems and equipment containing embedded microchips to determine whether any reprogramming is required to permit proper functioning of these systems and equipment in and following the year 2000. In respect of the year 2000, the Borrowers have substantially completed system upgrades or reprogramming, and testing thereof, and have communicated with critical vendors, suppliers and customers to identify any potential issues which may affect the Borrowers. Based upon the information the Borrowers have developed to date, the cost to the Borrowers of such reprogramming, upgrading and testing, and the reasonably foreseeable consequences of year 2000 computer system issues relevant to the Borrowers, will not result in a Default or a Material Adverse Effect. The computer and management information systems of the Borrowers are, and with ordinary course upgrading and maintenance will continue for the term of the Agreement to be, sufficient to permit the Borrowers to conduct their business without Material Adverse Effect.


                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Restatement Effective Date. The occurrence of the Restatement Effective Date and the agreement of each Lender to make the initial extension of credit requested to be made by it on or after the Restatement Effective Date are subject to the satisfaction of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Parent and each Subsidiary Borrower, with a counterpart for each Lender,
(ii) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of the Loan Party or Loan Parties, as the case may be, party thereto, with a counterpart or a conformed copy for each Lender and (iii) the Subsidiary Guarantee, executed and delivered by a duly authorized officer of each of the Loan Parties thereto, with a counterpart or a conformed copy for each Lender.

                  (b) Other Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Parent, of such other material documents or instruments to which the Parent or any of its Subsidiaries may be a party.

                  (c) Borrowing Certificate. The Administrative Agent shall have received with a counterpart for each Lender, a certificate of the Parent and the Subsidiary Borrowers, dated the Restatement Effective Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by a duly authorized officer and the Secretary or any Assistant Secretary of the Parent and each such Subsidiary Borrower.

                  (d) Corporate Proceedings of the Parent. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Parent authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and
(iii) the granting by it of the Liens created pursuant to the Parent Pledge Agreement, certified by the Secretary or an Assistant Secretary of the Parent as of the Restatement Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) Parent Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Parent, dated the Restatement Effective Date, as to the incumbency and signature of the officers of the Parent executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Parent.

                  (f) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, except in the case of certain foreign Subsidiaries set forth on Schedule 5.1(f), which shall be received within 60 days from the date hereof, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Subsidiary of the Parent which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents (including, without limitation, in the case of any Subsidiary Borrower, this Agreement and the Notes to which it is a party), (ii) in the case of each Subsidiary Borrower, the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Subsidiaries Pledge Agreement, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Restatement Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (g) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Parent which is a Loan Party, dated the Restatement Effective Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

                  (h) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party which is not a Controlled Foreign Corporation, certified as of the

Restatement Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

                  (i) Fees. The Administrative Agent shall have received the fees to be received on the Restatement Effective Date referred to in the Fee Letter, dated June 25, 1999, between the Parent and the Administrative Agent.

                  (j) Legal Opinion. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Quarles & Brady, special counsel of the Parent and its relevant Subsidiaries, substantially in the form of Exhibit H, which opinion the Parent and such Subsidiaries expressly instruct Quarles & Brady to prepare and deliver. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (k) Pledged Stock; Stock Powers; Pledged Notes; Financing Statements. The Administrative Agent shall have received the stock certificates representing the shares (or other indicia of ownership interests to the extent applicable) pledged pursuant to each of the Pledge Agreements, together with, if applicable, an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and the notes pledged pursuant to each of the Pledge Agreements, each endorsed in blank by a duly authorized officer of the pledgor thereof. The Administrative Agent shall have reviewed such executed UCC Financing Statements in respect of the stock pledged pursuant to the Pledge Agreements as it shall reasonably request.

                  (l) Pay Proceeds Letter. The Administrative Agent shall have received a letter from the Parent containing wire transfer instructions relating to the funds to be made available to the Borrowers on the Restatement Effective Date, specifying that the proceeds of the Tranche B Term Loans shall be used, to the extent necessary, to repay Revolving Credit Loans outstanding on the Restatement Effective Date.

                  (m) Acknowledgement and Consent. The Administrative Agent shall have received from each issuer referred to in the Pledge Agreements an executed acknowledgement and consent which in each case shall be substantially in the form of Annex I to each Pledge Agreement.

                  (n) Good Standing Certificates. The Administrative Agent shall have received a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing (or similar concept under applicable law) of each of the Loan Parties (other than any Subsidiaries organized under the laws of a jurisdiction in which the concept of "good standing" is inapplicable) in the jurisdiction of its incorporation or organization and each jurisdiction in which a failure to so qualify could reasonably be expected to have a Material Adverse Effect.

                  (o) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, the extensions of credit to be made on the Restatement Effective Date) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Parent and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

Each borrowing by and Letter of Credit issued on behalf of any Borrower hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this subsection 5.2 have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Parent hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Parent shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, a copy of (i) the consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing and (ii) the consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such fiscal year, showing inter-company eliminations, and the related consolidating statements of income and stockholders' equity and changes in financial position of the Parent and its consolidated Subsidiaries for such year, showing inter-company eliminations, setting forth in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its consolidated Subsidiaries taken as a whole;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and stockholders' equity and of cash flows of the Parent and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and the related unaudited consolidating financial statements of the Parent and its Subsidiaries for such quarter and the portion of the fiscal year through such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being, with respect to the consolidated financial statements referred to above, fairly stated in all material respects and, with respect to the consolidating financial statements referred to above, fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its consolidated Subsidiaries taken as a whole (subject to normal year-end audit adjustments);

                  (c) as soon as available, but in any event not later than 45 days after the end of each calendar month (other than the third, sixth, ninth and twelfth months of each fiscal year) of each year, the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of each such month and the related unaudited consolidated statements of income and of cash flows of the Parent and its consolidated Subsidiaries as at the end of such month in form and detail similar to those customarily prepared by management of the Parent for internal use, setting forth in each case in comparative form the figures for the corresponding period of the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (d) concurrently with the delivery of the financial statements referred to in subsections 6.1(a), 6.1(b) and 6.1(c), a summary for each of the Subsidiary Borrowers, setting forth such Subsidiary Borrower's sales and operating profits for the period to which each accompanying financial statements relate and comparing such sales and operating profits to the most recent budget delivered to the Lender's pursuant to subsection 6.2(c);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (provided that interim statements may be condensed and exclude footnotes) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2   Certificates; Other Information. Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, each of the Parent and the Subsidiary Borrowers during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of subsection 7.1;

                  (b) not later than thirty days after the end of each fiscal year of the Parent, a copy of the projections by the Parent of the operating budget and cash flow budget of the Parent and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect;

                  (c) within five days after the same are sent, copies of all financial statements and reports which the Parent sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Parent may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (d) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Responsible Officer of the Parent indicating the Parent's Interest Coverage Ratio and Leverage Ratio for such period of four fiscal quarters of the Parent;

                  (e) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsections 7.1, 7.2, 7.4 and 7.7, except as specified in such certificate;

                  (f) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), (i) a presentation, in reasonable detail, of the financial data relied upon in arriving at any figure for cost reductions assumed in the calculation of the Leverage Ratio and (ii) a certificate of a Responsible Officer of the Parent stating that such officer reasonably believes that any such cost reductions (as certified pursuant to subsection 6.2(d)) are related to the applicable acquisition and are immediately realizable as of the date of such acquisition and that such officer has no reason to believe such cost reductions are incorrect in any material respect; and

                  (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent or its Subsidiaries, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Parent and its Subsidiaries with officers and employees of the Parent and its Subsidiaries and with its independent certified public accountants.

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)   the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Parent or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Parent or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Parent or any of its Subsidiaries in which there is a reasonable probability that damages against the Parent or any of its Subsidiaries will be recovered in the amount of $4,000,000 or more and such damages will not be covered by insurance, or any litigation or proceeding in which the amount is $4,000,000 or more and in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Parent or any Subsidiary Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Parent or any Subsidiary Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Parent proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  6.9 Security Documents Delivered by New Subsidiaries. Cause any Person (other than any Person which is a Controlled Foreign Corporation or Specified Entity) which becomes a Subsidiary of the Parent after the Restatement Effective Date to execute and deliver a subsidiaries guarantee, substantially in the form of Exhibit E to this Agreement, and a subsidiaries pledge agreement, substantially in the form of Exhibit F to this Agreement and cause the stock of such Subsidiary to be pledged pursuant to a Pledge Agreement.

                  6.10 Foreign Counsel Opinions. Cause to be delivered to the Administrative Agent and the Lenders within 60 days after the Restatement Effective Date legal opinions, in form and substance reasonably acceptable to the Administrative Agent, from counsel in the jurisdiction of incorporation of certain Controlled Foreign Corporations whose shares are pledged pursuant to a Pledge Agreement.


                          SECTION 7. NEGATIVE COVENANTS

                  The Parent hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Parent shall not, and (except with respect to subsection 7.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1   Financial Condition Covenants.

                  (a) Maintenance of Net Worth. Permit Consolidated Net Worth at any time during any period set forth below to be less than the amount set forth opposite such period below:


                Date                                 Amount
                ----                                 ------
         Restatement Effective Date - 9/29/99 $300,000,000
                  9/30/99 - 9/29/00                  $330,000,000
                  9/30/00 - 9/29/01                  $360,000,000
                  9/30/01 - thereafter               $390,000,000

                  (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than 4.0 to 1.0.

                  (c) Leverage Ratio. Permit the Leverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below to be greater than the ratio set forth opposite such period below:

                           Date                     Ratio
                           ----                     -----
         Restatement Effective Date - 9/29/99 4.00
                  9/30/99 - 9/29/00                  3.50
                  9/30/00 - 9/29/01                  3.25
                  9/30/01 - thereafter               3.00

                  (d) Senior Debt Ratio. Permit the Senior Debt Ratio for any period of four consecutive fiscal quarters ending during any period set forth below to be greater than the ratio set forth opposite such period below:


                           Date                      Ratio
                           ----                      -----
         Restatement Effective Date - 9/29/99 3.50
                  9/30/99 - 9/29/00                  3.00
                  9/30/00 - 9/29/01                  2.75
                  9/30/01 - thereafter               2.50

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrowers under this Agreement and the other Loan Documents;

                  (b) Indebtedness of the Parent to any Subsidiary and of any Subsidiary to the Parent or any other Subsidiary, provided that all such Indebtedness (other than the Nunc Acquisition Indebtedness) owed by a Subsidiary which is not a Subsidiary Guarantor to a Subsidiary Guarantor or to the Parent shall not exceed $30,000,000 in the aggregate at any time;

                  (c) Interest Rate Agreements and foreign exchange contracts not to exceed an aggregate notional amount of $600,000,000 entered into for non-speculative purposes or entered into in the ordinary course of business; provided that a Lender shall be an account party to each such Interest Rate Agreement or foreign exchange contract;

                  (d) Indebtedness of the Parent and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Parent and its Subsidiaries $10,000,000 at any one time outstanding;

                  (e) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(e);

                  (f) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Parent or any Subsidiary no Default or Event of Default shall have occurred and be continuing;

                  (g) additional Indebtedness of the Parent and its Subsidiaries not exceeding, when added to the amount of Guarantee Obligations permitted by subsection 7.4(b), $50,000,000 in aggregate principal amount at any one time outstanding;

                  (h) any additional Subordinated Indebtedness permitted hereunder; provided that 100% of the Net Proceeds of such Subordinated Indebtedness are applied to prepay the Loans, reduce the Aggregate Revolving Credit Commitment and/or cash collateralize the outstanding Letters of Credit in accordance with subsection 2.15;

                  (i) additional Permitted Indebtedness in an aggregate principal amount not to exceed $300,000,000 (excluding accrued interest on such additional Permitted Indebtedness in the form of accretion of original issue discount), so long as at the time of incurrence of such Permitted Indebtedness no Default or Event of Default shall have occurred or would result therefrom; and

                  (j) refinancings, renewals or extensions of Indebtedness permitted by subsections 7.2(e) or 7.2(f) in an amount not greater than the amount required to refinance the Indebtedness so refinanced.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Parent or such Subsidiary;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by subsection 7.2(e) (including extensions, renewals and refinancings of such Indebtedness to the extent permitted under subsection 7.2(j)), provided that no such Lien is spread to cover any additional property (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such Lien) and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Parent and its Subsidiaries permitted by subsection 7.2(d) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds of such property in accordance with the instrument creating such Lien, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

                  (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(f), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof,
(ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such Lien) and (iii) the amount of Indebtedness secured thereby is not increased;

                  (i) Liens securing Indebtedness and/or Guarantee Obligations permitted by subsection 7.2(g) and 7.4(b), respectively, provided that the Liens permitted by this clause (i) shall not in the aggregate secure obligations in excess of $15,000,000.

                  (j) Liens in the nature of licenses that arise in the ordinary course of business and consistent with past practice;

                  (k)   Liens in connection with the Sale Leaseback Agreement;

                  (l)   Liens created pursuant to the Security Documents;

                  (m) Liens in favor of any Lender which is party to foreign exchange contracts and Interest Rate Agreements securing Indebtedness permitted by subsection 7.2(c);

                  (n) leases and subleases otherwise permitted hereunder granted to others not interfering in any material respect in the business of the Parent or any of its Subsidiaries; and

                  (o) attachment or judgment Liens in an aggregate amount outstanding at any one time not in excess of $1,500,000; provided that the attachment or judgment related thereto is discharged, vacated, stayed, or bonded pending appeal within 60 days from the entry thereof.

                  7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 7.4(a);

                  (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed, when added to the amount of Indebtedness then outstanding and permitted by subsection 7.2(g), $50,000,000 at any one time outstanding;

                  (c) guarantees by the Parent or its Subsidiaries of Indebtedness permitted by subsection 7.2;

                  (d) the Guarantees or other Guarantee Obligations arising under the Loan Documents;

                  (e) surety bonds issued in respect of the type of obligations described in subsection 7.3(d); and

                  (f) indemnities made in the ordinary course of business provided that such indemnities could not individually or in the aggregate have a Material Adverse Effect.

                  7.5 Limitations on Fundamental Changes. Except as otherwise permitted by subsection 7.6 or subsection 7.10(e), enter into any transaction of acquisition or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except that any Wholly Owned Subsidiary of the Parent may be merged or consolidated with, or may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, any other Wholly Owned Subsidiary of the Parent or the Parent; provided that (a) in any merger or consolidation involving the Parent, the Parent shall be the continuing or surviving entity, (b) if any such merger or consolidation shall involve at least one entity of which less than 100% of the Capital Stock has been pledged to the Administrative Agent for the benefit of the Lenders, then the continuing or surviving entity shall be that entity in which the greater percentage of Capital Stock has been so pledged, (c) no such merger or consolidation shall be permitted if such merger or consolidation would create a conflict between or among any of clauses (a) or (b) of this proviso, and (d) no Subsidiary (for purposes of this clause (d), the "first Subsidiary") may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (other than sales and transfers of assets in the ordinary course or of assets immaterial to the value of the first Subsidiary) or issue equity securities of any type to any Subsidiary of which less than 100% of the Capital Stock has been pledged to the Administrative Agent for the benefit of the Lenders (for purposes of this clause (d), the "second Subsidiary"), unless the first Subsidiary is a Controlled Foreign Corporation and the second Subsidiary is a Subsidiary of the first Subsidiary or of another Controlled Foreign Corporation.

                  7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Parent or any Wholly Owned Subsidiary of the Parent, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (d) as permitted by subsection 7.5; and

                  (e) any other sales or other dispositions not otherwise permitted hereunder to the extent the aggregate Net Proceeds of all such sales and other dispositions do not exceed $50,000,000; provided that the Net Proceeds of each such disposition are applied to the prepayment of the Loans to the extent and as provided for in subsection 2.15.

                  7.7 Limitation on Leases. Permit Consolidated Lease Expense for any fiscal year of the Parent and its Subsidiaries to exceed $20,000,000.

                  7.8 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Parent) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Restricted Payment may be made if, after giving effect thereto, the sum of the Restricted Payments made from and after July 31, 1995 is not greater than the Restricted Payment Allowance as of such date.

                  7.9  [Reserved]

                  7.10 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) loans and advances to employees of the Parent or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

                  (d) investments by the Parent in or loans or advances by the Parent to its Subsidiaries and investments by such Subsidiaries in or loans or advances by such subsidiaries to the Parent and in or to other Subsidiaries (including the investment for creation of such Subsidiary); provided, however, that any such investment, loan or advance by or to a Subsidiary of which less than 100% of the Capital Stock has been pledged to the Administrative Agent for the benefit of the Lenders shall be (i) in an amount immaterial in relation to the value of the transferor, (ii) in the ordinary course of business of each party thereto and (iii) upon fair and reasonable terms no less favorable to each party than each party could obtain in a comparable arm's length transaction with a Person not an Affiliate, and provided, further, that any such investment constituting Indebtedness of any Subsidiary shall be permitted only if such Indebtedness is permitted by subsection 7.2(b);

                  (e) so long as no Event of Default has occurred and is continuing or would occur as a result therefrom, the Borrower and its Subsidiaries may purchase securities or any assets constituting a business unit or product line of, or make any other investment in, another Person; provided that any such purchase or investment does not violate any other agreement contained herein; and provided, further, that upon acquisition of control of such Person, the acquiror shall pledge, on terms reasonably satisfactory to the Administrative Agent, such securities (other than 35% of the Capital Stock of any Controlled Foreign Corporation) to the Administrative Agent for the benefit of the Lenders;

                  (f) extensions or renewals of existing investments on substantially identical terms;

                  (g) investments in the ordinary course of business not to exceed $100,000;

                  (h) investments in Interest Rate Agreements and foreign exchange contracts not to exceed an aggregate notional amount of $600,000,000 entered into for non-speculative purposes, provided that a Lender shall be an account party to each such Interest Rate Agreement or foreign exchange contract; and

                  (i) loans in an aggregate principal amount not to exceed $500,000 individually and $2,500,000 in the aggregate at any time outstanding with terms not to exceed ninety (90) days, which terms may not be extended or refinanced beyond the original maturity thereof.

                  7.11 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or redemption of any Indebtedness (other than the Loans or intercompany indebtedness to the extent such indebtedness is permitted hereunder or in connection with any refinancing of the Indebtedness governed by the Sale Leaseback Agreement to the extent permitted by subsection 7.2(h)) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness existing on the date hereof (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                  7.12 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Parent's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Parent or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that any transaction which repatriates the earnings of a foreign Subsidiary to a domestic Subsidiary shall be deemed to be permitted under this Agreement.

                  7.13 Limitation on Sales and Leasebacks. Except in connection with the Sale Leaseback Agreement, enter into any arrangement with any Person providing for the leasing by the Parent or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Parent or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent or such Subsidiary.

                  7.14 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Parent to end on a day other than September 30.

                  7.15 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, (b) the Capitalization Documents, (c) agreements in connection with any Indebtedness or Guarantee Obligation secured by assets to the extent permitted by subsection 7.3(i) (in which case, any prohibition or limitation shall only be effective against such assets) and (d) any purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  7.16 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary by acquisition or otherwise, except for those businesses in which the Parent and its Subsidiaries are engaged on the date of this Agreement or which are related thereto.

                  7.17 Restrictions Affecting Subsidiaries. Enter into, or suffer to exist, any Contractual Obligation with any Person other than the Parent, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Parent or any other Subsidiary, (b) make loans or advances to the Parent or any other Subsidiary or (c) transfer any of its properties or assets to the Parent or any other Subsidiary.

                  7.18 Modification of Capitalization Documents. Amend, supplement or otherwise modify any of the Capitalization Documents without giving the Administrative Agent at least ten days prior notice of such amendment, supplement or modification and in any event in such a manner which shall not be deemed by the Majority Lenders to be adverse to their interests hereunder.


                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Any Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 7 of this Agreement, Sections 5(b), 5(e) or 5(f) of the Parent Pledge Agreement or Sections 5(b), 5(e) or 5(f) of the Subsidiaries Pledge Agreement; or

                  (d) Any Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Parent or any of its Subsidiaries shall (i) default in any payment of principal of or interest (regardless of amount) of any Indebtedness (other than the Notes) having an aggregate principal amount in excess of $5,000,000 or in the payment (regardless of amount) of any Guarantee Obligation (other than the Guarantees) in excess of $5,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or
(ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) The Parent or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Parent or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Parent, any Subsidiary Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Parent, any Subsidiary Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Parent or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Parent or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

                  (k) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than any Person which is an Affiliate of the Parent as of the date hereof) (A) shall have acquired beneficial ownership of more than 35% of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Parent or (B) shall obtain the power (whether or not exercised) to elect a majority of the Parent's directors or (ii) the Board of Directors of the Parent shall not consist of a majority of Continuing Directors; as used in this paragraph "Continuing Directors" shall mean the directors of the Parent on the Restatement Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Parent is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments to such Borrower shall immediately terminate and the Loans made to such Borrower hereunder (with accrued interest thereon) and all other amounts owing by such Borrower under this Agreement (including, without limitation, all amounts of L/C Obligations owing by the Parent, whether or not the beneficiaries of the then outstanding relevant Letters of Credit shall have presented the documents required thereunder) and the Notes of such Borrower shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Parent declare the Commitments of any or all of the Borrowers to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Parent, declare the Loans made to any or all of the Borrowers hereunder (with accrued interest thereon) and all other amounts owing by such Borrowers under this Agreement (including, without limitation, all amounts of L/C Obligations owing hereunder, whether or not the beneficiaries of the then outstanding relevant Letters of Credit shall have presented the documents required thereunder) and the Notes of such Borrowers to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to all Letters of Credit, if the Indebtedness hereunder has been accelerated pursuant to the preceding paragraph with respect to which presentment for honor shall not have occurred at the time of such acceleration, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the sum of (i) the aggregate then undrawn and unexpired amount of such Letters of Credit and (ii) commissions, fees and estimated expenses (in each case as determined pursuant to subsection 3.3) expected to be incurred hereunder over a one year period. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Notes. After all the Letters of Credit issued pursuant to the terms hereof shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Parent. The Parent shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the security interest in such cash collateral account.

                  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              SECTION 9. GUARANTEE

                  9.1 Guarantee. The Parent hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders, the prompt and complete payment and performance by each of the Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. This Parent Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Subsidiary Borrower may be free from any Obligations. The Parent agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Parent Guarantee, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Parent Guarantee for such purpose. No payment or payments made by any Subsidiary

Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any offset or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent under this Parent Guarantee, which shall remain obligated under this Parent Guarantee, notwithstanding any such payment or payments until the Obligations are paid in full and the Commitments are terminated.

                  9.2 No Subrogation. Notwithstanding any payment or payments made by the Parent under this Parent Guarantee or any set-off or application of funds of the Parent by any Lender, the Parent shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Subsidiary Borrower or any other guarantor or any collateral security or guarantee or right of set-off held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Parent seek or be entitled to seek any contribution or reimbursement from any Subsidiary Borrower or any other guarantor in respect of payments made by the Parent hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiary Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Parent on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Parent in trust for the Administrative Agent and the Lenders, segregated from other funds of the Parent, and shall, forthwith upon receipt by the Parent, be turned over to the Administrative Agent in the exact form received by the Parent (duly indorsed by the Parent to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  9.3 Amendments, etc., with respect to the Obligations. The Parent shall remain obligated under this Parent Guarantee notwithstanding that, without any reservation of rights against the Parent, and without notice to or further assent by the Parent, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, the Notes and the other Loan Documents may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent or the Lenders (or the Majority Lenders, as the case may be) may deem advisable from time to time in accordance with the provisions of subsection 11.1, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the obligations of the Parent under this Parent Guarantee or any property subject thereto.

                  9.4 Guarantee Absolute and Unconditional. The Parent waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Parent Guarantee or acceptance of this Parent Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Parent Guarantee; and all dealings between the Subsidiary Borrowers or the Parent, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Parent Guarantee. The Parent waives diligence, presentment, protest, notice of intent to accelerate, notice of acceleration, demand for payment and notice of default or nonpayment to or upon any of the Subsidiary Borrowers or the Parent with respect to the Obligations. This Parent Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of this Agreement, any Note, any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of set-off with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, offset or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the Subsidiary Borrowers against the Administrative Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of any of the Subsidiary Borrowers or the Parent) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Subsidiary Borrowers for the Obligations of such Subsidiary Borrower, or of the Parent under this Parent Guarantee, in bankruptcy or in any other instance. When the Administrative Agent is pursuing its rights and remedies hereunder against the Parent, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset or any release of any Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Parent of any liability under this Parent Guarantee, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Parent.

                  9.5 Reinstatement. This Parent Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Subsidiary Borrower or any substantial part of any of its property, or otherwise, all as though such payments had not been made.

                  9.6 Payments. The Parent hereby agrees that the Obligations will be paid to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, as the case may be, without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.


               SECTION 10. THE ADMINISTRATIVE AGENT; THE ARRANGER

                  10.1 Appointment. Each Lender hereby irrevocably designates and appoints The Chase Manhattan Bank as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes The Chase Manhattan Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document (except as the effectiveness or enforceability of any Loan Document may be affected by the due execution or delivery thereof by the Administrative Agent) or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of its Subsidiaries (including, without limitation, any Subsidiary Borrower).

                  10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably and in good faith believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or as otherwise required by subsection 11.1) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders (or as otherwise required by subsection 11.1), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Parent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (except as otherwise required by subsection 11.1); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Parent or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Parent, the Subsidiary Borrowers and the other Subsidiaries of the Parent and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Parent and its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Parent and without limiting the obligation of the Parent to do so), ratably according to their pro rata shares of the Aggregate Commitment in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their pro rata shares of the Aggregate Commitment immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

                  10.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 20 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Parent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  10.10 The Arranger. The Arranger shall have no duties or responsibilities, and shall incur no liability, under this Agreement or the other Loan Documents.


                            SECTION 11. MISCELLANEOUS

                  11.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers (and, in the case of any Loan Document other than this Agreement, the Parent or any Subsidiary, as the case may be, party thereto) written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or any of the Borrowers hereunder or thereunder or (b) waive any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Parent or any of the Subsidiary Borrowers, of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release the Parent Guarantee or Subsidiaries Guarantee, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Parent, the Subsidiary Borrowers, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the relevant Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Parent, the Subsidiary Borrowers and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Parent:       Sybron International Corporation
                           411 East Wisconsin Avenue, 24th Floor
                           Milwaukee, Wisconsin  53202
                           Attention: Secretary
                           Telecopy: (414) 274-6561

         Ormco:            Ormco Corporation
                           c/o Sybron International Corporation
                           411 East Wisconsin Avenue, 24th Floor
                           Milwaukee, Wisconsin  53202
                           Attention: Assistant Secretary
                           Telecopy:  (414) 274-6561

         Kerr:             Kerr Corporation
                           c/o Sybron International Corporation
                           411 East Wisconsin Avenue, 24th Floor
                           Milwaukee, Wisconsin  53202
                           Attention:  Assistant Secretary
                           Telecopy:  (414) 274-6561

         NNI:              Nalge Nunc International Corporation
                           c/o Sybron International Corporation
                           411 East Wisconsin Avenue, 24th Floor
                           Milwaukee, Wisconsin  53202
                           Attention: Assistant Secretary
                           Telecopy:  (414) 274-6561

         Erie:             Erie Scientific Company
                           c/o Sybron International Corporation
                           411 East Wisconsin Avenue, 24th Floor
                           Milwaukee, Wisconsin  53202
                           Attention: Assistant Secretary
                           Telecopy: (414) 274-6561

         Barnstead:        Barnstead Thermolyne Corporation
                           c/o Sybron International Corporation
                           411 East Wisconsin Avenue, 24th Floor
                           Milwaukee, Wisconsin  53202
                           Attention: Assistant Secretary
                           Telecopy: (414) 274-6561

         Remel:   Remel Inc.
                           c/o Sybron International Corporation
                           411 East Wisconsin Avenue, 24th Floor
                           Milwaukee, Wisconsin  53202
                           Attention: Assistant Secretary
                           Telecopy: (414) 274-6561

         The Administrative
         Agent:            The Chase Manhattan Bank
                           Loan and Agency Services Group
                           One Chase Manhattan Plaza, 8th Floor
                           New York, New York  10081
                           Attention:  Patricia Ciocco
                           Telecopy:  (212) 552-5662
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.10, 2.14, 2.16, 2.17 or 2.31 shall not be effective until received.

                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

                  11.5 Payment of Expenses and Taxes. The Parent agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the several Lenders (including the reasonable allocated fees and expenses of in-house counsel), and
(c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes similar in nature, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Parent shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender, respectively. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                  11.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Parent, Subsidiary Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that (subject to subsection 7.5) neither the Parent nor any Subsidiary Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") with the consent of the Parent (which shall not be unreasonably withheld or delayed), provided that no such consent of the Parent shall be required if an Event of Default has occurred and is continuing, participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Parent, the Subsidiary Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Each of the Borrowers agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.8(a) as fully as if it were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.24, 2.25 and 2.26 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 2.25 such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate or Related Fund thereof or, with the consent of the Administrative Agent and the Parent (which shall not be unreasonably withheld or delayed), provided that no such consent of the Parent shall be required if an Event of Default has occurred and is continuing, to an additional bank, financial institution or other entity approved by the Administrative Agent and the Parent ("an Assignee") all or any part of its rights and obligations under this Agreement and any Note (provided that any such assignment must be in a minimum amount of the lesser of (A) $10,000,000, (B) the full amount of the assigning Lender's applicable Commitment or (C) such lesser amount agreed to by the Administrative Agent and the Parent) pursuant to an Assignment and Acceptance, substantially in the form of Exhibit I, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate or Related Fund thereof, by the Administrative Agent and the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (d) The Administrative Agent, as agent for the Borrowers, shall maintain at its address referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments and the Commitment Percentages of, and principal amount of the Revolving Credit Loans and/or Term Loans owing to, each Lender from time to time and the registered owners of the Obligation(s) evidenced by the Note(s). Notes and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) and the old Note(s) shall be returned by the Administrative Agent to the applicable Borrower marked "cancelled". No assignment of any Note or obligations shall be effective unless it has been recorded in the Register as provided in this subsection 11.6(d). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Administrative Agent and the Borrower) together with payment to the Administrative Agent by the assigning Lender or such Assignee of a registration and processing fee of $4,000 (or $1,000 in the case of an Assignee that is already a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Parent. On or prior to such effective date, each of the Borrowers, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note, CAF Advance Note, Tranche A Term Note, Additional Tranche A Term Note or Tranche B Term Note, if any, of the assigning Lender) a new Revolving Credit Note, CAF Advance Note, Tranche A Term Note, Additional Tranche A Term Note or Tranche B Term Note, as the case may be, to the order of such Assignee in amounts reflecting the Revolving Credit Commitment or applicable Term Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment or Term Loan hereunder, a new Revolving Credit Note or applicable Term Note, as the case may be, to the order of the assigning Lender in amounts reflecting the Revolving Credit Commitment or applicable Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be dated the Restatement Effective Date, and shall otherwise be in the form of the Note replaced thereby.

                  (f) Subject to the provisions of subsection 11.17, each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.

                  (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law and any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Parent, assign or pledge all or any portion of its Loans and its Notes to any holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this subsection 11.6.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender, (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to subsection 2.23, 2.24 or 2.25 than the Granting Lender would have been entitled to received had the Granting Lender not otherwise granted such SPC the option to provide any Loan to the Borrowers. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent that, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrowers, the Administrative Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against such Borrower, the Administrative Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any extensions of credit made by an SPC shall be exercised only by the relevant Granting Lender. Each Granting Lender shall serve as the administrative agent and attorney in fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. The Borrowers, the Administrative Agent and the Lenders may rely thereon without any requirement that the SPC sign or acknowledge the same. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may
(i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent, assign all or a portion of its interest in any Loans to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

                  11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans then due and owing, or interest thereon then due and owing, such benefitted Lender shall purchase for cash from such other Lender a participating interest in such portion of each such other Lender's Revolving Credit Loans, Term Loans or CAF Advances, as the case may be, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Parent and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent and the Administrative Agent.

                  11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Parent, the Subsidiary Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.12 Submission To Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  11.13 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Restatement Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety as provided herein. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Restatement Effective Date; (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified to the extent provided in this Agreement; and (c) the Liens and security interests as granted under the Security Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations.

                  11.14 Acknowledgements. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the

Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

                  11.15 WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.16 Parent as Agent of Subsidiary Borrowers. Each Subsidiary Borrower hereby irrevocably authorizes the Parent to file and receive all notices, requests and demands for such Subsidiary Borrower as set forth in this Agreement and as otherwise contemplated hereby.

                  11.17 Confidentiality. Each Lender agrees to keep the information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery to such Lender confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's directors, employees, representatives, attorneys, accountants, agents or Affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Parent unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to Transferees or potential Transferees who agree to be bound by the provisions of this subsection 11.17, (e) to the extent required in connection with any litigation between the Borrowers and any Lender with respect to the Loans or this Agreement or any other Loan Document, (f) to the Administrative Agent or any other Lender,
(g) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this subsection 11.17), (i) in connection with the exercise of any remedy hereunder or under the other Loan Documents or (j) with the Parent's prior written consent. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     SYBRON INTERNATIONAL CORPORATION


                                     By:
                                        --------------------------------------
                                        Title:



                                     ORMCO CORPORATION


                                     By:
                                        --------------------------------------
                                        Title:



                                     KERR CORPORATION


                                     By:
                                        --------------------------------------
                                        Title:



                                     NALGE NUNC INTERNATIONAL CORPORATION


                                     By:
                                        --------------------------------------
                                        Title:



                                     ERIE SCIENTIFIC COMPANY


                                     By:
                                        --------------------------------------
                                        Title:

                                     BARNSTEAD THERMOLYNE CORPORATION


                                     By:
                                        --------------------------------------
                                        Title:



                                     REMEL INC.


                                     By:
                                        --------------------------------------
                                        Title:

THE CHASE MANHATTAN BANK,
 as Administrative Agent and as a
 Lender


By:
   -----------------------
 Title:

                                        ABN AMRO BANK N.V.

                                        By:
                                           -----------------------
                                        Title:


                                        By:
                                           -----------------------
                                         Title:

BANK OF AMERICA, N.A., formerly known as
BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION


By:
   -----------------------
 Title:

                                     BANK OF MONTREAL


                                     By:
                                        --------------------------------------
                                        Title:

BANK ONE, WISCONSIN


By:
   ---------------------------------
   Title:

                                     THE BANK OF NOVA SCOTIA


                                     By:
                                        --------------------------------------
                                        Title:

BANK OF SCOTLAND


By:
   ---------------------------------
   Title:

                                     NATEXIS BANQUE/ BFCE


                                     By:
                                        --------------------------------------
                                        Title:


                                     By:
                                        --------------------------------------
                                        Title:

PARIBAS


By:
   ---------------------------------
   Title:


By:
   ---------------------------------
   Title:

                                     CREDIT AGRICOLE INDOSUEZ


                                     By:
                                        --------------------------------------
                                        Title:


                                     By:
                                        --------------------------------------
                                        Title:

COMERICA BANK


By:
   --------------------------------
   Title:

                                     CREDIT LYONNAIS CHICAGO BRANCH


                                     By:
                                        --------------------------------------
                                        Title:

DG BANK DEUTSCHE
GENOSSENSCHAFTSBANK CAYMAN
ISLAND BRANCH


By:
   --------------------------------
   Title:


By:
   --------------------------------
   Title:

                                     U.S. BANK NATIONAL ASSOCIATION


                                     By:
                                        -------------------------------------
                                        Title:

FLEET NATIONAL BANK


By:
   -------------------------------
   Title:

                                     THE FUJI BANK, LIMITED


                                     By:
                                        --------------------------------------
                                        Title:

THE LONG-TERM CREDIT BANK OF JAPAN, LTD.


By:
   -------------------------------------
   Title:

                                     MELLON BANK, N.A.


                                     By:
                                        --------------------------------------
                                        Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.,
CHICAGO BRANCH


By:
   ------------------------------------
   Title:

                                     THE MITSUBISHI TRUST AND BANKING
                                     CORPORATION


                                     By:
                                        --------------------------------------
                                        Title:

THE FIRST NATIONAL BANK OF CHICAGO


By:
   --------------------------------
   Title:

                                     SOCIETE GENERALE

                                     By:
                                        --------------------------------------
                                        Title:


                                     By:
                                        --------------------------------------
                                        Title:

THE SUMITOMO BANK, LTD.
 CHICAGO BRANCH


By:
   -------------------------------
   Title:

                                     THE BANK OF NEW YORK


                                     By:
                                        --------------------------------------
                                        Title:

THE SANWA BANK, LIMITED


By:
   ---------------------------------
   Title:

                                     BANQUE NATIONALE DE PARIS


                                     By:
                                        --------------------------------------
                                        Title:


                                     By:
                                        --------------------------------------
                                        Title:

BHF (USA) CAPITAL CORPORATION


By:
   -----------------------------------
   Title:


By:
   -----------------------------------
   Title:

                                     FIRST UNION NATIONAL BANK


                                     By:
                                        --------------------------------------
                                        Title:

FIRSTAR BANK MILWAUKEE, N.A.


By:
   -----------------------------------
   Title:

                                     THE INDUSTRIAL BANK OF JAPAN, LIMITED

                                     By:
                                        --------------------------------------
                                        Title:

BANCA COMMERCIALE ITALIANA CHICAGO
  BRANCH


By:
   ----------------------------------
   Title:


By:
   ----------------------------------
   Title:

                                     BANK HAPOALIM, B.M.


                                     By:
                                        --------------------------------------
                                        Title:


                                     By:
                                        --------------------------------------
                                        Title:

M&I MARSHALL & ILSLEY BANK


By:
   -----------------------------------
   Title:


By:
   -----------------------------------
   Title:

                                     MICHIGAN NATIONAL BANK


                                     By:
                                        --------------------------------------
                                        Title:

NATIONAL CITY BANK


By:
   ----------------------------------
   Title:

                                     IKB DEUTSCHE INDUSTRIEBANK AG
                                     LUXEMBOURG BRANCH


                                     By:
                                        -------------------------------------
                                        Title:

BAYERISCHE HYPO- UND VEREINSBANK
AG, NEW YORK BRANCH


By:
   ---------------------------------
   Title:


By:
   ---------------------------------
   Title:

                                     ERSTE BANK DER OESTERREICHISCHEN
                                     SPARKASSEN


                                     By:
                                        -------------------------------------
                                        Title:


                                     By:
                                        -------------------------------------
                                        Title:

APPALOOSA


By:
   ---------------------------------
   Title:

                                     BALANCED HIGH YIELD FUND I LTD.

                                     By:
                                        -------------------------------------
                                        Title:

CONSECO CAPITAL MANAGEMENT, INC.


By:
   ---------------------------------
   Title:

                                     FC CBO


                                     By:
                                        -------------------------------------
                                        Title:

INDOSUEZ CAPITAL FUNDING


By:
   ----------------------------------
   Title:

                                     PENDRAGON CAPITAL LTD.


                                     By:
                                        -------------------------------------
                                        Title:

PPM AMERICA, INC.,
as attorney in fact, on behalf of
Jackson National Life Insurance Company


By:
   -------------------------------------
   Title:

                                     KEMPER FLOATING RATE FUND


                                     By:
                                        -------------------------------------
                                        Title:

STANFIELD CAPITAL


By:
   -------------------------------------
   Title:

                                     TRUST COMPANY OF THE WEST


                                     By:
                                        -------------------------------------
                                        Title:

KZH CRESCENT LLC


By:
   -------------------------------------
   Title:

                                     KZH CRESCENT-3 LLC


                                     By:
                                        -------------------------------------
                                        Title:

UNITED OF OMAHA LIFE INSURANCE
COMPANY

By:  TCW Asset Management Company,
     its Investment Advisor


By:
   -------------------------------------
   Title:

                                     SEQUILS I, LTD.

                                     By:  TCW Advisors, Inc. as its Collateral
                                          Manager


                                     By:
                                        -------------------------------------
                                        Title:

TYLER TRADING, INC.


By:
   -------------------------------------
   Title:

                                     OLYMPIC FUNDING TRUST, SERIES 1999-1


                                     By:
                                        -------------------------------------
                                        Title:

GENERAL ELECTRIC CAPITAL
CORPORATION


By:
   -------------------------------------
   Title:

                                                                         ANNEX A





                                  PRICING GRID


                           -------------------------------------------       ----------------------------------
                                      REVOLVING CREDIT LOANS,
                                     TRANCHE A TERM LOANS AND                      TRANCHE B TERM LOANS
                                 ADDITIONAL TRANCHE A TERM LOANS
                           -------------------------------------------       ----------------------------------
                                 ABR LOANS         EURODOLLAR LOANS          ABR LOANS         EURODOLLAR LOANS
                                    0%                   0.500%                 1.00%                 2.00%
    LEVEL 1
    LEVEL 2                         0%                   0.625%                 1.00%                 2.00%

    LEVEL 3                         0%                   0.750%                 1.00%                 2.00%

    LEVEL 4                         0%                   0.875%                 1.25%                 2.25%